                                                                EXHIBIT 4(b)(10)



                                                         Exhibit A to Amended
                                                         and Restated Trust
                                                         Indenture and Security
                                                         Agreement

                    Form of (Installment)* Equipment Notes


No.__________                               $__________


                       1994 EQUIPMENT NOTES, SERIES AA

                           MERIDIAN TRUST COMPANY,
                        Not in its Individual Capacity
                    but Solely as Owner Trustee Under the
                        Trust Agreement (AA 1992 MF-1)
                     (Redesignated AA 1994 PTC Series AA)
                           Dated as of May 15, 1992

                  Issued in connection with Aircraft N371AA
                                  Leased to
                           AMERICAN AIRLINES, INC.


INTEREST RATE                   MATURITY DATE
- - -------------                   -------------

    ----                       (_______, 20__)*
                                   (----)**

                 MERIDIAN TRUST COMPANY, not in its individual capacity, but solely as owner trustee (the "Owner Trustee") under that certain Trust Agreement (AA 1992 MF-1) (redesignated AA 1994 PTC Series AA), dated as of May 15, 1992, between the Owner Trustee in its individual capacity and the institution referred to therein as the "Owner Participant" (herein as such Trust Agreement may be amended or supplemented from time to time called the "Trust Agreement"), for value received, hereby promises to pay to _____________ or registered assigns the principal sum of _______________ DOLLARS (in installments on each Installment Payment Date as set forth on the reverse hereof with the final installment due and payable on the Maturity Date specified above)* (on the Maturity Date specified above)** and to pay interest (on the principal amount remaining unpaid from time to time)* (thereon)** at the rate per annum specified above, from ______________ or from the most recent date to which interest has been paid or duly provided for, semiannually, on May 26 and November 26 in each year,

____________________

*        Include for Installment Equipment Notes only.

**       Include for all non-Installment Equipment Notes.

commencing November 26, 1994, until the principal hereof is paid or made available for payment (in full).* All amounts payable by the Owner Trustee hereunder and under the Amended and Restated Trust Indenture and Security Agreement (AA 1994 PTC Series AA), dated as of May 26, 1994 (herein called the "Indenture", the defined terms therein not otherwise defined herein being used herein with the same meanings), by and between the Owner Trustee, and State Street Bank and Trust Company of Connecticut, National Association, as Loan Trustee thereunder, shall be made only from the income and proceeds of the Indenture Estate. Each Loan Participant, by its acceptance of this Equipment Note, agrees that (a) it will look solely to the income and proceeds of the Indenture Estate for payment of such amounts, to the extent available for distribution to the Loan Participant as provided in the Indenture and (b) none of the Owner Participant, the Owner Trustee or the Loan Trustee is or shall be personally liable to the Loan Participant for any amount payable hereunder or under the Indenture or, except as provided in the Indenture in the case of the Loan Trustee and the Owner Trustee, for any liability under the Indenture.

                 The interest (or Installment Payment Amount)* so payable, and punctually paid or duly provided for, on or within 5 days after the applicable Interest Payment Date (or Installment Payment Date, as the case may be),* will, as provided in the Indenture, be paid to the Person in whose name this Equipment Note (or one or more predecessor Equipment Notes) is registered at the close of business on the Record Date for payment of such interest (or Installment Payment Amount),* which shall be the fifteenth day (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (or Installment Payment Date, as the case may be).* Any such interest (or Installment Payment Amount)* not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Loan Participant on such Record Date (or to the Person in whose name this Equipment Note is registered upon issuance) and may be paid to the Person in whose name this Equipment Note (or one or more predecessor Equipment Notes) is registered at the close of business on a Special Record Date for the payment of such (Defaulted Installment or)* Defaulted Interest to be fixed by the Loan Trustee, notice whereof shall be given to Loan Participants entitled thereto not less than 10 days prior to such Special Record Date, or may be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Equipment Notes may be

__________________

*        Include for Installment Equipment Notes only.

listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                 Payment of the principal of, premium, if any, and interest on this Equipment Note will be made in immediately available funds at the principal corporate trust office of the Loan Trustee, or the office or agency maintained by the Loan Trustee for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest (and Installment Payment Amounts (other than that payable on the Maturity Date hereof))* may be made at the option of the Loan Trustee or the Paying Agent by check mailed to the address of the Loan Participant entitled thereto as such address shall appear on the Register.

                 This Equipment Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless this Equipment Note has been executed on behalf of the Owner Trustee by the manual or facsimile signature of an authorized officer of the Owner Trustee, and authenticated by the Loan Trustee by the manual signature of an authorized officer or signatory of the Loan Trustee, in each case as specified in Section
2.02 of the Indenture.

                 Reference is made to the Indenture and all supplements and amendments thereto (a copy of which is on file with the Loan Trustee at its principal corporate trust office) for a more complete statement of the terms and provisions thereof, including a statement of the properties thereby conveyed, pledged and assigned, the nature and extent of the security, the respective rights thereunder of the Owner Trustee, the Company, the Loan Trustee and the Loan Participants, and the terms upon which the Equipment Notes are, and are to be, executed and delivered, as well as for a statement of the terms and conditions of the trust created by the Indenture, to all of which terms and conditions in the Indenture each Loan Participant agrees by its acceptance of this Equipment Note.

                 (On each Installment Payment Date, the Loan Participant will receive a payment of principal equal to the Installment Payment Percentage for such Installment Payment Date multiplied by the initial principal amount of this Equipment Note which is set forth above.



__________________

*        Include for Installment Equipment Notes only.

                 Installment                  Installment
                   Payment                      Payment
                    Date                      Percentage
                 -----------                  -----------
             __________, ______               ________ %

             __________, ______               ________

             __________, ______               ________

             __________, ______               ________ )*

                 As more fully provided in the Indenture, the Equipment Notes are subject to redemption, on not less than 25 nor more than 60 days' notice by mail, under the circumstances set forth in the Indenture, at a redemption price equal to the unpaid principal amount thereof, premium, if any, plus accrued interest thereon to the Redemption Date.

                 If an Indenture Event of Default shall occur and be continuing, the unpaid principal amount of the Equipment Notes may be declared due and payable in the manner and with the effect provided in the Indenture. If, and only if, such an event of default constitutes an event of default by the Company under the Lease, the Loan Trustee may declare the Lease to be in default, and may, to the exclusion of the Owner Trustee, exercise one or more of the remedies of the Owner Trustee provided in the Lease.

                 The right of the Loan Participant to institute action for any remedy under the Indenture, including the enforcement of payment of any amount due hereon, is subject to certain restrictions specified in the Indenture.

                 The Owner Trustee and the Loan Trustee will be discharged from their respective obligations in respect of the Equipment Notes (except for certain matters, including obligations to register the transfer or exchange of Equipment Notes, replace stolen, lost or mutilated Equipment Notes, maintain paying agencies and hold moneys for payment in trust), and the Loan Trustee may thereupon cause the release of the Indenture Estate from the lien of the Indenture, if (a) the Owner Trustee deposits or causes to be deposited irrevocably with the Loan Trustee, in trust, money or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay principal of, premium, if any, and interest on the

__________________

*        Include for Installment Equipment Notes only.

Outstanding Equipment Notes on the dates such payments are due in accordance with the terms of such Equipment Notes and (b) certain other conditions are satisfied, including the publication by the United States Internal Revenue Service of a ruling to the effect that the deposit and related defeasance would not cause the Loan Participants to recognize income, gain or loss for Federal income tax purposes.

                 As provided in the Indenture and subject to certain limitations therein and herein set forth, this Equipment Note is transferable, and upon surrender of this Equipment Note for registration of transfer at the principal corporate trust office of the Registrar, or at the office or agency maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Loan Participant or his attorney duly authorized in writing, one or more new Equipment Notes of the same maturity and type and of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

                 THIS EQUIPMENT NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO REGISTRATION OF A TRANSFER OF THIS EQUIPMENT NOTE WILL BE MADE UNLESS SUCH TRANSFER IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH ACT DOES NOT APPLY.

                 The Equipment Notes are issuable only as registered Equipment Notes. The Equipment Notes are issuable in denominations of $1,000 and integral multiples thereof except that one Equipment Note of each maturity does not need to be an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Equipment Notes are exchangeable for an equal aggregate principal amount of Equipment Notes of the same type, having the same Maturity Date and of any authorized denominations or transferable upon surrender of the Equipment Notes to be exchanged or transferred, as requested by the Loan Participant surrendering the same, upon presentation thereof for such purpose at the principal corporate trust office of the Registrar, or at any office or agency maintained for such purpose.

                 No service charge shall be made for any such registration of transfer or exchange, but the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                 Prior to due presentment for registration of transfer of this Equipment Note, the Owner Trustee, the Loan Trustee, the Paying Agent, the Registrar and the Company may deem and treat the person in whose name this Equipment Note is registered as the absolute owner hereof for the purpose of receiving payment of the principal of and interest on this Equipment Note and for all other purposes whatsoever whether or not this Equipment Note be overdue, and neither the Owner Trustee, the Loan Trustee, the Paying Agent, the Registrar nor the Company shall be affected by notice to the contrary.

                 AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THIS EQUIPMENT NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                 IN WITNESS WHEREOF, the Owner Trustee has caused this instrument to be duly executed under its corporate seal.

                                                WILMINGTON TRUST COMPANY,
                                                  not in its individual
                                                  capacity but solely
                                                  as Owner Trustee


                                                By____________________
                                                (Title)

(Corporate Seal)

Attest:

__________________________
(Title)

Issue Date:

                 LOAN TRUSTEE'S CERTIFICATE OF AUTHENTICATION


                 This is one of the Equipment Notes referred to in the within-mentioned Indenture.

                                           STATE STREET BANK AND
                                             TRUST COMPANY OF
                                             CONNECTICUT,
                                             NATIONAL ASSOCIATION,
                                             as Loan Trustee


                                           By________________________
                                             Authorized officer
                                                or signatory

                                                   Exhibit C to
                                                   Amended and Restated
                                                   Trust Indenture and
                                                   Security Agreement


             (TRUST AGREEMENT AND)* INDENTURE SUPPLEMENT NO.____**
                            (AA 1994 PTC Series AA)


                 (Trust Agreement and)* Indenture Supplement No._________, dated __________, between MERIDIAN TRUST COMPANY, a Pennsylvania trust company, not in its individual capacity, but solely as Owner Trustee (the "Owner Trustee") under the Trust Agreement (AA 1992 MF-1) (redesignated AA PTC 1994 Series AA), dated as of May 15, 1992 (the "Trust Agreement"), between the Owner Trustee and ______ ____________________, a _______________ corporation, as Owner Participant, and
STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, as Loan Trustee (the "Loan Trustee") under the Amended and Restated Trust Indenture and Security Agreement (AA 1994 PTC Series
AA), dated as of__________, 1994 (the "Indenture"), between the Owner Trustee and the Loan Trustee.


                             W I T N E S S E T H :


                 WHEREAS, the Trust Agreement provides for the execution and delivery from time to time of supplements thereto (individually, a "Supplement" and, collectively, "Supplements"), each of which shall particularly describe the Aircraft (such term and other terms defined in the Indenture being used herein as therein defined) included in the property covered by the Trust Agreement;

                 WHEREAS, the Indenture provides for the execution and delivery from time to time of Supplements thereto which shall particularly describe the Aircraft and shall specifically mortgage the Aircraft to the Loan Trustee; and


___________________

 *       Include for Indenture Supplements other than Indenture Supplement
         No. 2.

** The language of this form to be modified for any Indenture Supplements other than Indenture Supplement No. 2.

                 WHEREAS, each of the Trust Agreement and the Indenture relates to the Aircraft and Engines described below and a counterpart of each of the Trust Agreement and the Indenture is attached to and made a part of this Trust Agreement and Indenture Supplement.

                 NOW, THEREFORE, in order to secure the prompt payment of the principal of, premium, if any, and interest, due with respect to all of the Equipment Notes from time to time Outstanding under the Indenture and the other Operative Documents and the performance and observance by the Owner Trustee of all the agreements, covenants and provisions in the Indenture and the other Operative Documents, for the benefit of the Loan Participants and, subject to the terms and conditions of the Indenture and the other Operative Documents, and in consideration of the premises and of the sum of $1.00 paid to the Owner Trustee by the Loan Trustee, the receipt whereof is hereby acknowledged, the Owner Trustee by these presents has sold, assigned, transferred, pledged and confirmed, and does hereby sell, assign, transfer, pledge and confirm, the following described property:

                                   AIRFRAME

                      One airframe identified as follows:

                                           FAA
                                       Registration               Manufacturer's
Manufacturer          Model               Number                  Serial Number
- - ------------          -----            ------------               --------------


together with any and all Parts relating to such airframe


                               AIRCRAFT ENGINES

                 Two aircraft engines, each such engine having
                  750 or more rated takeoff horsepower or the
                equivalent thereof, whether or not such Engines
             shall be installed in or attached to the Aircraft or
                  any other aircraft, identified as follows:

Manufacturer                    Model                       Serial Number
- - ------------                    -----                       -------------

together with all Parts relating to such engines.

                 TO HAVE AND TO HOLD all and singular the aforesaid property unto the Loan Trustee, its successors and assigns, in trust for the benefit and security of the Loan Participants from time to time and for the uses and purposes and subject to the terms and provisions set forth in the Indenture.

                 This Supplement shall be construed as supplemental to the Indenture and to the Trust Agreement and shall form a part of each, and the Trust Agreement and the Indenture are each hereby incorporated by reference herein and each is hereby ratified, approved and confirmed.

                 This Supplement is being delivered in the State of New York.

                 This Supplement may be executed by the Owner Trustee and the Loan Trustee in separate counterparts, each of which when so executed and delivered is an original, but all such counterparts shall together constitute but one and the same Supplement.

                 AND FURTHER, the Owner Trustee hereby acknowledges that the Aircraft referred to above has been delivered to the Owner Trustee and is included in the Indenture Estate of the Owner Trustee covered by all the terms and conditions of the Trust Agreement, subject to the pledge or mortgage thereof under the Indenture.

                 IN WITNESS WHEREOF, Meridian Trust Company, as the Owner Trustee, and State Street Bank and Trust Company of Connecticut, National Association, as the Loan Trustee, have caused this Supplement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

                                         MERIDIAN TRUST COMPANY,
                                           not in its individual
                                           capacity, but solely
                                           as Owner Trustee


                                         By______________________________
                                           Name:
                                           Title:



                                         STATE STREET BANK AND TRUST
                                           COMPANY OF CONNECTICUT,
                                           NATIONAL ASSOCIATION,
                                           not in its individual
                                           capacity, except as
                                           otherwise provided, but
                                           solely as Loan Trustee


                                         By______________________________
                                           Name:
                                           Title:

                                                             Exhibit D to
                                                             Trust Indenture and
                                                             Security Agreement


                 As provided for in Section 7.03 of the Trust Indenture and Security Agreement to which this is Exhibit D, such Indenture will, subject to the satisfaction of the conditions specified in such Section 7.03, be deemed to have been amended, automatically and without the requirement of further action by any Person (as defined in such Indenture) effective as of the Relevant Date (as defined in such Indenture) and so that:

                 (A) Section 1.01(b) thereof shall include the following defined terms (and the following definition for any such term shall be the sole definition for such term):

                 "Affiliate" with respect to a specified Person, means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "Aircraft" means the Airframe, together with the two Engines described in the Trust Agreement and Indenture Supplement originally executed and delivered hereunder (or any Replacement Engine substituted for any Engine hereunder), whether or not any of such initial or substituted Engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft. The term "Aircraft" shall include any Replacement Aircraft.

                 "Airframe" means (i) the Boeing 767-323ER aircraft (except Engines or engines from time to time installed thereon) bearing U.S. Registration Number N371AA and Manufacturer's Serial Number 25198, subjected to the Lien hereunder pursuant to the Trust Agreement and Indenture Supplement originally executed and delivered hereunder and (ii) any and all Parts so long as the same shall be incorporated or installed in or attached to such aircraft or so long as the same shall be subject to the Lien of this Indenture in accordance with the terms of Section 8 of Article 15 hereof after removal from such aircraft and shall include any Replacement Airframe which may from time to time be substituted pursuant to Section 10(a) of Article 15 hereof. Except as otherwise set forth herein, at such time as a Replacement Airframe shall be so substituted and the Airframe for which the substitution is made shall be released from the Lien hereunder, such replaced Airframe shall cease to be an Airframe hereunder.

                 "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in New York, New York, Hartford, Connecticut or such other city and state in which the principal corporate trust office of the Loan Trustee is located and the city and state in which the Loan Trustee disburses funds.

                 "Delivery Date" means the date of the initial Lease Supplement covering the Aircraft, which date shall be the date on which the Aircraft was delivered by the Company to, and accepted by, the Owner Trustee under the Purchase Agreement and the Purchase Agreement Assignment.

                 "Engine" means (i) each of the two General Electric CF6-80C2B6 Engines bearing manufacturer's serial numbers 695- 509 and 695-510 relating to the Airframe and subjected to the Lien hereunder pursuant to the Trust Agreement and Indenture Supplement originally executed and delivered hereunder whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft and (ii) any Replacement Engine which may from time to time be substituted pursuant to Article 15 hereof or which may have been substituted pursuant to the Lease, together, in each case, with any and all Parts incorporated or installed in or attached thereto or any and all Parts removed therefrom so long as the same shall be subject to the Lien of this Indenture in accordance with the terms of Section 8 of Article 15 hereof after removal from such Engine. Except as otherwise set forth herein, at such time as a Replacement Engine shall be so substituted and the Engine for which substitution is made shall be released from the Lien hereunder, such replaced Engine shall cease to be an Engine hereunder.

                 "Event of Loss" with respect to any property means any of the following events with respect to such property: (i) loss of such property or the use thereof due to theft, disappearance, destruction, damage beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever and in the case of theft or disappearance, the continuation thereof of a period not less than 180 days; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or constructive total loss; (iii) the condemnation, confiscation or seizure of, or requisition of title to, or use of, such property (other than a requisition for use (x) by the government of the United States which shall have resulted in a loss of possession of the Aircraft for a period extending beyond the latest maturity date of any of the Outstanding Equipment Notes, or, at the Company's option, more than one year beyond the latest maturity date of any of the Outstanding Equipment Notes, (y) by a Government (other than the government of the United States) which shall not have resulted in a loss of possession of the Aircraft for a period extending beyond the latest maturity date of any of the Outstanding Equipment Notes or (z) by the government (other than a Government) of the country of registry of the Aircraft or any instrumentality or agency thereof which bears the full faith and credit of such government, which shall have not have resulted in a loss of possession of the Aircraft for a period in excess of 180 days, or, if earlier, for a period extending beyond the latest maturity date of any of the Outstanding Equipment Notes; (iv) as a result of any rule, regulation, order or other action by the Federal Aviation Administration, the Department of Transportation or other governmental body of the United States of America having jurisdiction, the use of such property in the normal course of air transportation of persons shall have been prohibited for a period of six consecutive months, unless the Company, prior to the expiration of such six-month period, shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such property by the Company or, in any event, if such use shall have been prohibited for a period of six consecutive months; or (v) the operation or location of the Aircraft, while under requisition for use, by any Government in any area excluded from coverage by any insurance policy in effect with respect to the Aircraft required by the terms of Section 11 of Article 15 hereof, unless the Company shall have obtained indemnity in lieu thereof from a Government; provided that in the case of an event described in clauses (i),
(iii) and (v), if such property shall be returned to the Company in usable condition prior to the date on which notice of any redemption of Equipment Notes is given pursuant to this Indenture, then such event shall, at the option of the Company, not constitute an Event of Loss. An Event of Loss with respect to an Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe.

                 "Government" means the government of any of the United States of America, Canada, France, Germany, Japan, the Netherlands, and the United Kingdom, and any instrumentality or agency thereof whose obligations bear the full faith and credit of the appplicable government listed above.

                 "Loan Participant Liens" means Liens as a result of (i) claims against any Loan Participant not related to the transactions contemplated by the Operative Documents and (ii) acts or omissions of any Loan Participant not related to the transactions contemplated by the Operative Documents or not permitted under the Operative Documents.

                 "Loss Payment Date" shall have the meaning specified therefor in Section 10(a)(ii) of Article 15 hereof.

                 "Manufacturer" means the Boeing Company, a Delaware corporation, and its successors and assigns.

                 "Operative Documents" means this Amendment, the Trust Indenture and Security Agreement, the Participation Agreement, the Purchase Agreement Assignment, the Trust Agreement and Indenture Supplement, the Bills of Sale and the Equipment Notes.

                 "Participation Agreement" means that certain Participation Agreement (AA 1994 PTC Series AA), dated as of May 15, 1992 and as amended as of the date hereof, among the Company, the Loan Trustee, the Owner Participant, the Original Loan Participant and the Owner Trustee, as such Participation Agreement may from time to time be amended, modified or supplemented in accordance with the provisions thereof.

                 "Parts" means all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than (i) complete Engines or engines, (ii) any items leased by the Company and (iii) cargo containers that were not custom made specifically for use on the Aircraft or originally part of the Aircraft) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or which have been removed therefrom but title to which remains vested in the Company in accordance with Section 8 of Article 15 hereof.

                 "Payment or Bankruptcy Default" shall mean an event which, after notice or lapse of time or both, would constitute an Indenture Event of Default under Section 8.01(a), 8.01(f), 8.01(g), 8.01(h) or 8.01(i).

                 "Permitted Air Carrier" shall have the meaning specified therefor in Section 7(b)(i) of Article 15 hereof.

                 "Permitted Countries" means any of the countries listed on
Schedule I attached hereto.

                 "Permitted Liens" means Liens referred to in clauses (i) through (vii) of Section 6 of Article 15 hereof.

                 "Purchase Agreement" means the Purchase Agreement, dated as of June 23, 1989, between the Manufacturer and the Company (as heretofore amended, modified and supplemented), providing, among other things, for the manufacture and sale by the Manufacturer to the Company (or to financing entities designated by the Company) of certain Boeing 767 aircraft, as such Purchase Agreement may hereafter be amended, modified or supplemented to the extent permitted by the terms of the Purchase Agreement Assignment and this Indenture.

                 "Purchase Agreement Assignment" means that certain Purchase Agreement Assignment (AA 1992 MF-1), dated as of May 15, 1992, between the Company and the Owner Trustee, as the same may be modified, amended, or supplemented from time to time pursuant to the applicable provisions thereof and in accordance with this Indenture, pursuant to which the Company assigns to the Owner Trustee certain of the Company's rights and interests under the Purchase Agreement with respect to the Aircraft, which Purchase Agreement Assignment has annexed thereto, a Consent and Agreement thereto executed by the Manufacturer, each as originally executed or as amended, modified or supplemented pursuant to the applicable provisions thereof.

                 "Redemption Price" means the price at which the Equipment Notes are to be redeemed, determined as of the Redemption Date, pursuant to
Section 6.01 or Section 6.02, as the case may be.

                 "Refunding Agreement" means that certain Refunding Agreement (AA 1994 PTC Series AA), dated as of May 26, 1994, among the Company, the Owner Participant, the Owner Trustee, the Pass Through Trustee, the Original Loan Participants, the Indenture Trustee and the Loan Trustee, as such Refunding Agreement may from time to time be amended, modified or supplemented in accordance with the provisions thereof.

                 "Refunding Date" shall have the meaning specified therefor in
Section 1(a) of the Refunding Agreement.

                 "Replacement Aircraft" means the Aircraft of which a Replacement Airframe is part.

                 "Replacement Airframe" shall mean a Boeing 767-323ER aircraft or a comparable or an improved model of such aircraft of the Manufacturer (except Engines or engines from time to time installed thereon) described in a supplement to this Indenture, which shall have been substituted hereunder pursuant to Section 10(a) of Article 15 hereof, together with all Parts relating to such aircraft.

                 "Replacement Engine" shall mean a General Electric CF6-80C2B6 engine (or an engine of the same or another manufacturer of a comparable or an improved model and suitable for installation and use on the Airframe and compatible for use on the Airframe with the other Engine subject to the Lien hereunder) together with all Parts relating to such engine; provided, however, that both Engines shall be of the same manufacturer.

                 "Responsible Officer" means, (x) with respect to the Company, its Chairman of the Board, its President, any Senior Vice President, its Chief Financial Officer, any Vice President, the Treasurer or any other management employee (i) working under the direct supervision of such Chairman of the Board, President, Senior Vice President, Chief Financial Officer, Vice President or Treasurer and (ii) whose responsbilities include the administration of the transactions and agreements, including this Indenture, contemplated by the Participation Agreement and the other Operative Documents and (y) with respect to the Loan Trustee, any officer in its corporate trust department, or any officer of the Loan Trustee customarily performing functions similar to those performed by persons who at the time shall be such officers, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject.

                 "Tax" and "Taxes" shall have the meanings set forth in Section 7(c) of the Participation Agreement.

                 The following defined terms shall be deleted: "Basic Rent", "Excepted Property", "Lease Event of Default", "Lease Loss Payment Date", "Lease Supplement", "Lease

Termination Date", "Lessor's Liens", "Rent", "Rent Schedule", "Special Termination Date", "Stipulated Loss Value", "Supplemental Rent", "Tax Indemnity Agreement", "Termination Value", "Trust Agreement" and "Trust Estate".

                 (B) Sections 2.02, 2.09 and 2.11 of Article 2 thereof shall read as follows:

                 Section 2.02. Execution and Authentication. (a) Equipment Notes shall be executed on behalf of the Company by the manual or facsimile signature of its President, any Senior Vice President, Vice President, an Assistant Vice President, its Treasurer, its Secretary, an Assistant Secretary, an Assistant Treasurer or other authorized officer.

                 (b) If any officer of the Company executing the Equipment Notes or attesting to the Company's seal no longer holds that office at the time the Equipment Notes are executed on behalf of the Company, the Equipment Notes shall be valid nevertheless.

                 (c) At any time and from time to time after the execution of the Equipment Notes, the Company may deliver such Equipment Notes to the Loan Trustee for authentication and, subject to the provisions of Section 2.10, the Loan Trustee shall authenticate the Equipment Notes by manual signature upon written orders of the Company. Equipment Notes shall be authenticated on behalf of the Loan Trustee by any authorized officer or signatory of the Loan Trustee.

                 (d) An Equipment Note issued after the Relevant Date shall not be valid or obligatory for any purpose or entitled to any security or benefit hereunder until executed on behalf of the Company by the manual or facsimile signature of the officer of the Company specified in the first sentence of Section 2.02(a) and, until authenticated on behalf of the Loan Trustee, by the manual signature of the authorized officer or signatory of the Loan Trustee. Such signatures shall be conclusive evidence that such Equipment Note has been duly executed, authenticated and issued under this Indenture.

                 Section 2.09. Payment by the Company. All amounts payable to the Loan Participants under the Equipment Notes and this Indenture shall be the direct obligations of the Company which the Company agrees to pay when due.

                 Section 2.11. Assumption of Certain Obligations. Notwithstanding any provision to the contrary contained herein, Section 2.01 and Sections 2.03 through 2.10 hereof shall be deemed amended to provide that any reference to or obligation of the Owner Trustee contained in any such Section shall after the Relevant Date be deemed to be a reference to or obligation of the Company.

                 (C)  Article 3 thereof shall read as follows:

                 Section 3.01.  (Intentionally Omitted)

                 Section 3.02. Payment in Case of Redemption of Equipment Notes. In the event the Equipment Notes are redeemed in accordance with the provisions of Section 6.01 or Section 6.02, the Loan Trustee will apply on the Redemption Date any amounts then held by it in the Indenture Estate and received by it from or on behalf of the Company, in the following order of priority:

                 first, so much of such payments or amounts as shall be required to pay the Loan Trustee all amounts then due it pursuant to
         Section 9.05 shall be applied to pay the Loan Trustee such amounts;

                 second, so much thereof as shall be required to pay the Redemption Price on the Outstanding Equipment Notes pursuant to
         Section 6.01 or Section 6.02, as the case may be, on the Redemption Date shall be applied to the redemption of the Equipment Notes on the Redemption Date; and

                 third, the balance, if any, thereof remaining shall be distributed to the Company or as the Company may request.

                 Section 3.03. Application of Payments When No Indenture Event of Default Is Continuing. Each payment received by the Loan Trustee from the Company shall, except as otherwise provided in Section 3.02, 3.04, 3.05 or 3.06, be distributed by the Loan Trustee in the following order of priority:

                 first, so much of such aggregate amount as shall be required to pay in full the principal of, premium, if any, and interest then due on all Outstanding Equipment Notes shall be distributed to the Persons entitled thereto;

                 second, so much of such aggregate amount remaining as shall be required to pay any amount due the Loan

         Trustee pursuant to Section 9.05 shall be applied to pay the Loan Trustee such amounts; and

                 third, the balance, if any, of such aggregate amount remaining thereafter shall be distributed to the Company.

                 Section 3.04. Application of Certain Payments in Case of Requisition or Event of Loss. Except as otherwise provided in Section 3.05 hereof, any amounts received directly or through the Company from any governmental authority or other Person pursuant to Section 10 of Article 15 hereof with respect to the Airframe or the Airframe and the Engines or engines then installed on the Airframe as the result of an Event of Loss, to the extent that such amounts are not at the time required to be paid to the Company pursuant to said Section 10, and any amounts of insurance proceeds for damage to the Indenture Estate received directly or through the Company from any insurer pursuant to Section 11 of Article 15 hereof with respect thereto as the result of an Event of Loss, to the extent such amounts are not at the time required to be paid to the Company pursuant to said Section 11, shall be applied in reduction of the Company's obligations hereunder.

                 Section 3.05. Payments During Continuance of Indenture Event of Default. All payments received and amounts held or realized by the Loan Trustee after an Indenture Event of Default shall have occurred and be continuing (including any amounts realized by the Loan Trustee from the exercise of any remedies pursuant to Article 8), as well as all payments or amounts then held or thereafter received by the Loan Trustee as part of the Indenture Estate while such Indenture Event of Default shall be continuing, shall be distributed by the Loan Trustee in the following order of priority:

                 first, so much of such payments or amounts as shall be required to pay the Loan Trustee all amounts then due it pursuant to
         Section 9.05 shall be applied to pay the Loan Trustee such amounts;

                 second, so much of such payments or amounts remaining as shall be required to pay the expenses incurred (including unbilled expenses in respect of property delivered or contracted for or services rendered or contracted for if the amount of such expenses is liquidated) in using, operating, storing, leasing, controlling or managing the Indenture Estate, and of all maintenance, insurance, repairs, replacements, alterations, additions and improvements of and to the Indenture Estate and to make all payments which the Loan Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Indenture Estate or any part thereof (including the employment of engineers and accountants to examine and make reports upon the properties, books and records of the Company), all in accordance with
         Section 8.03(c), shall be applied for such purposes;

                 third, so much of such payments or amounts remaining as shall be required to pay the principal of, premium, if any, and accrued interest on all Outstanding Equipment Notes then due and payable and all other amounts payable to the Loan Participants then due and payable, whether by declaration of acceleration pursuant to Section
         8.02 or otherwise, shall be applied ratably to the payment of such principal, premium, if any, and interest; and in case such payments or amounts shall be insufficient to pay in full the whole amount so due and unpaid, then to the payment of such principal, premium, if any, and interest, without any preference or priority of one Equipment Note over another, ratably according to the aggregate amount so due for principal, premium, if any, and interest at the date fixed by the Loan Trustee for the distribution of such payments or amounts; and

                 fourth, the balance, if any, of such payments or amounts remaining thereafter shall be held by the Loan Trustee as collateral security for the obligations secured hereby until such time as no Indenture Event of Default shall be continuing hereunder or the Equipment Notes have been accelerated and all amounts due thereon have been paid, at which time such payments or amounts shall be distributed to the Company.

                 Section 3.06. Payments for Which Application Is Provided in Other Documents. Except as otherwise provided in this Indenture, any payment received by the Loan Trustee for which provision as to the application thereof is made in the Participation Agreement shall be distributed to the Person for whose benefit such payments were made.

                 Section 3.07. Payments for Which No Application is Otherwise Provided. Except as otherwise provided in Section 3.05:

                 (a) any payment received by the Loan Trustee for which no provision as to the application thereof is made elsewhere in this Indenture; and

                 (b) any payment received and amounts realized by the Loan Trustee with respect to the Aircraft to the extent received or realized at any time after the conditions set forth in Article 10 for the satisfaction and discharge of this Indenture or for the defeasance of the Equipment Notes shall have been satisfied, as well as any other amounts remaining as part of the Indenture Estate after such satisfaction shall be distributed by the Loan Trustee in the following order of priority:

                 first, so much of such aggregate amount as shall be required to pay the Loan Trustee all amounts then due it pursuant to Section
         9.05 shall be applied to pay the Loan Trustee such amounts; and

                 second, the balance, if any, of such aggregate amount remaining thereafter shall be distributed to the Company.

                 Section 3.08. Credit in Respect of Equipment Notes Surrendered for Cancellation. (a) In satisfaction of the Company's obligation to pay all or any part of the principal of, premium, if any, and interest on the Equipment Notes due on any date, the Company may surrender, or cause to be surrendered, Equipment Notes the principal of which is or will be due on such date to the Loan Trustee for cancellation pursuant to Section 2.07 not later than 10 Business Days prior to such date, in which case there shall be credited against the amounts so payable by the Company in respect of the Equipment Notes as of such date the aggregate principal amount as of such date of the Equipment Notes so surrendered, the premium, if any, thereon as of such date and the amount of interest which would have been payable on the Equipment Notes so surrendered on such date had they not been surrendered for cancellation and had they remained Outstanding.

                 (b) In satisfaction of the Company's obligation to pay the Redemption Price upon a redemption pursuant to Section 6.01, the Company may surrender (or cause to be surrendered) Equipment Notes the principal of which is or will be due on the related Redemption Date to the Loan Trustee for cancellation pursuant to Section 2.07 not later than 10 Business Days prior to such date, in which case there shall be credited against the amount so payable by the Company in respect of the Equipment Notes as of such date the aggregate principal amount of the Equipment Note so surrendered, premium, if any, thereon as of such Note date and the amount of the interest which would have been payable on the Equipment Notes so surrendered on such date had they not been surrendered for cancellation and had they remained Outstanding.

                 (D)  Article 4 thereof shall read as follows:

                      (Intentionally Omitted)

                 (E)  Article 5 thereof shall read as follows:

                 Section 5.01. Disposition, Substitution and Release of Property Included in the Indenture Estate. So long as this Indenture is in effect:

                 (a) Parts. Any Parts and alterations, improvements and modifications in and additions to the Aircraft shall, to the extent required by Section 8 of Article 15 hereof, become subject to the Lien of this Indenture; provided that, to the extent permitted by and as provided in Section 8 of Article 15 hereof, the Company shall have the right, at any time and from time to time, without any release from or consent by the Loan Trustee, to remove, replace and pool Parts and to make alterations, improvements and modifications in, and additions to, the Aircraft. The Loan Trustee agrees that, to the extent permitted by and as provided in this Indenture, title to any such removed or replaced Part shall vest in the Company free and clear of all rights of the Loan Trustee. The Loan Trustee shall from time to time execute an appropriate written instrument or instruments to confirm the release of the security interest of the Loan Trustee in any Part as provided in this Section 5.01, in each case upon receipt by the Loan Trustee of a Company Request stating that said action was duly taken by the Company in conformity with this Section 5.01 and that the execution of such written instrument or instruments is appropriate to evidence such release of a security interest under this Section 5.01.

                 (b) Substitution upon an Event of Loss Occurring to Airframe or Engines or upon Voluntary Termination with Respect to Engines. Upon (i) the occurrence of an Event of Loss with respect to the Airframe or an Engine or

         (ii) a voluntary termination of the Lien hereunder with respect to an Engine pursuant to Section 8(d) of Article 15 hereof, the Company may, in the case of an Event of Loss which has occurred to the Airframe, or shall, in the case of an Event of Loss which has occurred with respect to an Engine or the termination of the Lien hereunder with respect to an Engine, substitute an airframe or engine, as the case may be, in which case, upon satisfaction of all conditions to such substitution specified in Section 10 of Article 15 hereof, if applicable, the Loan Trustee shall release all of its right, interest and Lien in and to the Airframe or such Engine in accordance with the provisions of the following two sentences. The Loan Trustee shall execute and deliver to the Company or its designee an instrument releasing its Lien in and to the Airframe or such Engine and shall execute for recording in public offices, at the expense of the Company or such designee, such instruments in writing as the Company or such designee shall reasonably request and as shall be reasonably acceptable to the Loan Trustee in order to make clear upon public records that such Lien has been released under the laws of the applicable jurisdiction, and shall further execute such instruments as may be reasonably requested by the Company to release the Purchase Agreement and Purchase Agreement Assignment from the assignment and pledge thereof hereunder. The Company, for itself and any such designee, hereby waives and releases any and all rights existing or that may be acquired to any penalties, forfeit or damages from or against the Loan Trustee for failure to execute and deliver any document in connection with the release of a Lien or to file any certificate in compliance with any law or statute requiring the filing of the same in connection with the release of a Lien, except for failure by the Loan Trustee to execute and deliver any document or to file any certificate as may be specifically requested in writing by the Company or such designee.

                 (F)  Article 6 thereof shall read as follows:

                 Section 6.01. Redemption of Equipment Notes upon Event of Loss. Upon the occurrence of an Event of Loss to the Aircraft if the Aircraft is not replaced pursuant to Section 10(a)(i) of Article 15 hereof, each Outstanding Equipment Note shall be redeemed in whole at a Redemption Price equal to 100% of the outstanding principal amount of such Equipment Note plus accrued and unpaid interest thereon to but excluding the applicable Redemption Date plus all other amounts payable to the Loan Participants. The Redemption Date for Equipment Notes to be redeemed pursuant to this Section 6.01 shall be the date on which payment of the amount required to be paid pursuant to Section 10(a)(ii) of Article 15 hereof is made by the Company.

                 Section 6.02. Other Redemptions. (a) Upon the request of the Company, upon at least 30 days' prior irrevocable notice to the Loan Trustee, each Outstanding Equipment Note shall be redeemed in whole at a Redemption Price equal to the aggregate unpaid principal amount thereof, together with accrued but unpaid interest thereon to, but not including, the applicable Redemption Date plus all other amounts payable to the Loan Participants plus, in the case of each Equipment Note, a premium, in an amount equal to the Make-Whole Amount, if any, if redeemed prior to the Premium Termination Date applicable to such Equipment Note, but if redeemed thereafter, without premium. The Redemption Date for Equipment Notes to be redeemed pursuant to this Section 6.02(a) shall be the date designated by the Company in the notice of the Company which shall be a Business Day.

                 (b) Upon the request of the Company, upon at least 30 days' prior irrevocable notice to the Loan Trustee, provided that all Outstanding Equipment Notes then held in the same Pass Through Trust are simultaneously being redeemed, each Outstanding Equipment Note having the maturity designated by the Company in such notice shall be redeemed at a Redemption Price equal to the aggregate unpaid principal amount thereof, together with accrued but unpaid interest thereon to, but not including, the applicable Redemption Date plus all other amounts payable to the Loan Participants plus, in the case of each Equipment Note, a premium, in an amount equal to the Make-Whole Amount, if any, if redeemed prior to the Premium Termination Date applicable to such Equipment Note, but if redeemed thereafter without premium. The Redemption Date for Equipment Notes to be redeemed pursuant to this Section 6.02(b) shall be the date designated in the notice of the Company which in the case of Equipment Notes issued on or after the Transfer Date shall be a Business Day.

                 Section 6.03. Notice of Redemption to Loan Participants. Notice of redemption pursuant to Section 6.01 or Section 6.02 shall be given by first-class mail, postage prepaid, mailed not less than 25 or more than 60 days prior to the Redemption Date, to each Loan Participant holding Equipment Notes to be redeemed, at such Loan Participant's address appearing in the Register.

                 All notices of redemption shall state:

                           (1)  the Redemption Date,

                           (2) the applicable basis for determining the Redemption Price,

                           (3) that on the Redemption Date, the Redemption Price will become due and payable upon each such Equipment Note, and that interest on the Equipment Notes shall cease to accrue on and after such Redemption Date, and

                           (4) the place or places where such Equipment Notes are to be surrendered for payment of the Redemption Price.

Notice of redemption of Equipment Notes to be redeemed shall be given by the Loan Trustee.

                 Section 6.04. Deposit of Redemption Price. On or before the Redemption Date, the Company shall, to the extent an amount equal to the Redemption Price for the Equipment Notes to be redeemed on the Redemption Date shall not then be held in the Indenture Estate, deposit or cause to be deposited with the Loan Trustee or the Paying Agent by 12:00 Noon on the Redemption Date in immediately available funds the Redemption Price of the Equipment Notes to be redeemed.

                 Section 6.05. Equipment Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Equipment Notes shall, on the Redemption Date, become due and payable at the principal corporate trust office of the Loan Trustee or at any office or agency maintained for such purposes pursuant to Section 2.03, and from and after such Redemption Date (unless there shall be a default in the payment of the Redemption Price) any Equipment Notes then Outstanding shall cease to bear interest. Upon surrender of any such Equipment Note for redemption in accordance with said notice such Equipment Note shall be paid at the Redemption Price.

                 If any Equipment Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal amount thereof shall, until paid, continue to bear interest from the applicable Redemption Date at the interest rate in effect for such Equipment Note as of such Redemption Date.

                 (G) Sections 7.01, 7.02, and 7.03 thereof shall read as follows:

                 Section 7.01. Repayment of Monies for Equipment Note Payments Held by the Loan Trustee. Any money held by the Loan Trustee or any Paying Agent in trust for any payment of the principal of, premium, if any, or interest on any Equipment Note, including without limitation any money deposited pursuant to Article 10, and remaining unclaimed for more than two years and eleven months after the due date for such payment and any money paid to the Loan Trustee pursuant to Section 11.01 of the Pass Through Trust Agreement, shall be paid to the Company; and the Loan Participants entitled to payment thereon shall thereafter, as unsecured general creditors, look only to the Company for payment thereof, and all liability of the Loan Trustee or any such Paying Agent with respect to such trust money shall thereupon cease; provided that the Loan Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be mailed to each such Loan Participant notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of mailing, any unclaimed balance of such money then remaining will be repaid to the Company as provided herein.

                 Section 7.02. Change in Registration. The Loan Trustee shall, upon the request of the Company, consent to the deregistration of the Aircraft under the laws of the jurisdiction in which it is at the time registered and the registration of the Aircraft under the laws of another jurisdiction (herein called a "change in registration") provided that the following conditions are met:

                 (a) Such change in registration complies with the provisions of this Indenture.

                 (b) No Indenture Event of Default (and no event which, with lapse of time or notice, or both, would become an Indenture Event of Default) shall have occurred and be continuing at the date of such request or at the effective date of the change in registration, provided that it shall not be necessary to comply with this condition
         (i) if the change in registration results in the registration of the Aircraft under the laws of the

         United States of America or (ii) if the Loan Trustee in its discretion believes the change in registration would be advantageous to the Loan Participants.

                 (c) The Loan Trustee shall have received an opinion of counsel reasonably satisfactory to it to the effect that:

                      (i) after giving effect to the change in registration, the Lien on the Aircraft and the other property included in the Indenture Estate shall continue as a fully perfected Lien and that all filing, recording or other action necessary to perfect and protect the Lien of the Indenture has been accomplished (or if such opinion cannot be given at the time by which the Loan Trustee has been requested to consent to a change in registration, (x) the opinion shall detail what filing, recording or other action is necessary and (y) the Loan Trustee shall have received a certificate from the Company that all possible preparation to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be delivered to the Loan Trustee on or prior to the effective date of the change in registration); and

                      (ii) the terms of this Indenture (including the governing law clauses) are legal, valid and binding and enforceable in such jurisdiction, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, and by general principles of equity and except as limited by applicable laws which may affect the remedies provided for in this Indenture, which laws, however, do not in the opinion of such counsel make the remedies provided in this Indenture inadequate for the practical realization of the rights and benefits provided hereby.

                 (d) The Loan Trustee shall have received assurances reasonably satisfactory to it that the insurance provisions contained in Section 11 of Article 15 hereof will have been complied with after giving effect to such change in registration.

                 (e) The Company shall have paid or made provision satisfactory to the Loan Trustee for the payment of all expenses connected with such change in registration.

The Loan Trustee shall execute such documents as the Company shall reasonably request in order to satisfy the above conditions and upon satisfaction of such conditions to effect the change in registration.

                 Section 7.03.  (Intentionally Omitted)

                 (H) Sections 8.01, 8.02, 8.03 and 8.04 thereof shall read as follows:

                 Section 8.01. Indenture Events of Default. The following events shall constitute "Indenture Events of Default" under this Indenture (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and each such Indenture Event of Default shall be deemed to exist and continue so long as, but only as long as, it shall not have been remedied:

                 (a) the Company shall fail to pay any installment of interest upon any Equipment Note, or the principal of any Equipment Note or premium, if any, in respect of any Equipment Note, in each case when the same shall be due and payable (whether upon redemption, final maturity, acceleration or otherwise), and, in each case, such failure shall continue for more than 15 days after the same shall have become due and payable; or

                 (b) the Company shall fail to carry and maintain insurance on or with respect to the Aircraft in accordance with the provisions of
         Section 11 of Article 15 hereof; provided that, in the case of insurance with respect to which cancellation, change or lapse for nonpayment of premium shall not be effective as to the Loan Trustee for 30 days (seven days, or such other period as may from time to time be customarily obtainable in the industry, in the case of any war risk and allied perils coverage) after receipt of notice by the Loan Trustee of such cancellation, change or lapse, no such failure to carry and maintain insurance shall constitute an Indenture Event of Default hereunder until the earlier of (i) the date such failure shall have continued unremedied for a period of 20 days (five days in the case of any war risk and allied perils coverage) after receipt by the Loan Trustee of the notice of cancellation, change or lapse referred to in
         Section 11(a)(C) or 11(b)(C) of Article 15 hereof, or (ii) the date such insurance not being in effect as to the Loan Trustee; or

                 (c) the Company shall operate the Aircraft at a time when public liability insurance required by Section 11(a) of Article 15 hereof shall not be in effect; or

                 (d) the Company shall fail to perform or observe any covenant or agreement to be performed or observed by it hereunder or under the Participation Agreement and such failure shall continue unremedied for a period of 30 days after written notice thereof has been given by the Loan Trustee; provided that, if such failure is capable of being remedied, no such failure shall constitute an Event of Default hereunder for a period of 360 days from the date of such notice so long as the Company is diligently proceeding to remedy such failure; or

                 (e) any material representation or warranty made by the Company in the Participation Agreement or in the Purchase Agreement (to the extent applicable to the Aircraft) or in any document or certificate furnished by the Company in connection herewith or therewith or pursuant hereto or thereto shall prove to have been incorrect in any material respect at the time made and such incorrectness shall continue to be material and shall continue unremedied for a period of 30 days after written notice thereof has been given by the Loan Trustee; or

                 (f) the Company shall consent to the appointment of a receiver, trustee or liquidator of itself or of a substantial part of its property or the Company shall admit in writing its inability to pay its debts generally as they come due, or shall make a general assignment for the benefit of creditors; or

                 (g) the Company shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against the Company in any such proceeding, or the Company shall by voluntary petition, answer or consent, seek relief under the provisions of any other now existing or future bankruptcy or other similar law providing for the reorganization or winding-up of corporations, or providing for an agreement, composition, extension or adjustment with its creditors; or

                 (h) an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of the Company, a receiver, trustee or liquidator of the Company or of any substantial part of its property, or sequestering any substantial part of the property of the Company, and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of 90 days after the date of entry thereof; or

                 (i) a petition against the Company in a proceeding under the Federal bankruptcy laws or other insolvency laws, as now or hereafter in effect, shall be filed and shall not be withdrawn or dismissed within 90 days thereafter, or, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the Company, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Company or of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 90 days;

provided that, notwithstanding anything to the contrary contained in this Indenture, any failure of the Company to perform or observe any covenant, condition, or agreement herein shall not constitute an Indenture Event of Default if such failure is caused solely by reason of an event referred to in the definition of "Event of Loss", so long as the Company is continuing to comply with the applicable terms of Section 10 of Article 15 hereof.

                 Section 8.02. Acceleration; Rescission and Annulment. If an Indenture Event of Default occurs and is continuing, the Loan Trustee, by notice to the Company, or the Loan Participants holding at least 25% in aggregate principal amount of Outstanding Equipment Notes by notice to the Company and the Loan Trustee, may declare the principal of all the Equipment Notes to be due and payable. Upon such declaration, the principal of all Equipment Notes, together with accrued interest thereon from the date in respect of which interest was last paid hereunder to the date payment of such principal has been made or duly provided for shall be due and payable immediately. At any time after such declaration and prior to the sale or disposition of the Indenture Estate, the Loan Participants in a majority in aggregate principal amount of all of the Outstanding Equipment Notes, by notice to the Loan Trustee and the Company, may rescind such a declaration and thereby annul its consequences if (i) an amount sufficient to pay all principal of, premium, if any, and interest thereon, at the rate prescribed therefor in such Equipment Note and interest due or past due, if any, in respect of the Outstanding Equipment Notes plus all other amounts payable to the Loan Participants, other than by reason of such acceleration, and all sums due and payable to the Loan Trustee has been deposited with the Loan Trustee, (ii) the rescission would not conflict with any judgment or decree and (iii) all existing Indenture Defaults and Indenture Events of Default under this Indenture have been cured or waived except nonpayment of principal of, premium, if any, or interest on the Equipment Notes that has become due solely because of such acceleration.

                 Section 8.03. Other Remedies Available to Loan Trustee. (a) After an Indenture Event of Default shall have occurred and so long as the same shall be continuing, then and in every such case the Loan Trustee, as trustee of an express trust and as holder of a security interest in the Aircraft or Engines or otherwise, may, at its option, declare this Indenture to be in default by a written notice to the Company; and at any time thereafter, so long as the Company shall not have remedied all outstanding Events of Default, the Loan Trustee may do one or more of the following with respect to all or any part of any Airframe or any Engines as the Loan Trustee in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, applicable law then in effect; provided, however, that, during any period when the Aircraft is subject to the Civil Reserve Air Fleet Program in accordance with the provisions of Section 7(b) of Article 15 hereof and in the possession of the United States government or an instrumentality or agency thereof, and to the extent that any applicable law or contractual provision covering the Aircraft so requires, the Loan Trustee shall not, on account of any Indenture Event of Default, be entitled to do any of the following in such manner as to limit the Company's control (or any lessee's control under any lease permitted by the terms of Section 7(b) of Article 15 hereof) of any Airframe or any Engines, unless at least 60 days' (or such lesser period as may then be applicable under the Military Airlift Command Program of the United States Government) prior written notice of default under this Indenture with respect to the Company's obligations hereunder shall have been given by the Loan Trustee by registered or certified mail to the Company (and, if applicable, any such lessee) with a copy addressed to the Contracting Office Representative for the Military Airlift Command of the United States Air Force under any contract with the Company (or any such lessee) relating to the
Aircraft:

                 (i) cause the Company, upon the written demand of the Loan Trustee and at the Company's expense, to return promptly, and the Company shall return promptly, all or such part of any Airframe or any Engine as the Loan Trustee may so demand to the Loan Trustee or its order or the Loan Trustee, at its option, may enter upon the premises where all or any part of such Airframe or any Engine are located and take immediate possession of and remove the same (together with any engine which is not an Engine but which is installed on the Airframe, subject to all of the rights of the owner, lessor, lienor or secured party of such engine; provided that the Airframe with an engine (which is not an Engine) installed thereon may be flown or returned only to a location within the continental United States, and such engine shall be held for the account of any such owner, lessor, lienor or secured party or, if owned by the Company, may, at the option of the Loan Trustee, be exchanged with the Company for an Engine) all without liability accruing to the Loan Trustee for or by reason of such entry or taking of possession or removal, whether for the restoration of damage to property caused by such taking or otherwise; or

                 (ii) sell all or any part of any Airframe and any Engine at public or private sale, whether or not the Loan Trustee shall at the time have possession thereof, as the Loan Trustee may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle all or any part of such Airframe or such Engine as the Loan Trustee, in its sole discretion, may determine, all free and clear of any rights of the Company and without any duty to account to the Company with respect to such action or inaction or for any proceeds with respect thereto.

                 (b) Subject to Section 8.03(e) and Section 8.03(h), if an Indenture Event of Default has occurred and is continuing, the Loan Trustee may, if at the time such action may be lawful and always subject to compliance with any mandatory legal requirements, either with or without taking possession, and either before or after taking possession, and without instituting any legal proceedings whatsoever, and having first given notice of such sale by registered mail to the Company once at least thirty days prior to the date of such sale, and any other notice which may be required by law, sell and dispose of the Indenture Estate, or any part thereof, or interest therein, at public auction to the highest bidder, in one lot as an entirety or in separate lots, and either for cash or on credit and on such terms as the Loan Trustee may determine, and at any place (whether or not it be the location of the Indenture Estate or any part thereof) and time designated in the notice above referred to; provided, however, that, notwithstanding any provision herein to the contrary, the Loan Trustee shall not sell any of the Indenture Estate unless a declaration of acceleration has been made pursuant to Section
8.02. Any such sale or sales may be adjourned from time to time by announcement at the time and place appointed for such sale or sales, or for any such adjourned sale or sales, without further notice, and the Loan Trustee and any Loan Participant may bid and become the purchaser at any such sale. The Loan Trustee may exercise such right without possession or production of the Equipment Notes or proof of ownership thereof, and as representative of the Loan Participants may exercise such right without notice to the Loan Participants or including the Loan Participants as parties to any suit or proceeding relating to foreclosure of any property in the Indenture Estate.
The Company hereby irrevocably constitutes the Loan Trustee the true and lawful attorney-in-fact of the Company (in the name of the Company or otherwise) for the purpose of effectuating any sale, assignment, transfer or delivery for enforcement of the Lien created under this Indenture, whether pursuant to foreclosure or power of sale or otherwise, to execute and deliver all such bills of sale, assignments and other instruments as the Loan Trustee may consider necessary or appropriate, with full power of substitution, the Company hereby ratifying and confirming all that such attorney or any substitute shall lawfully do by virtue hereof. Nevertheless, if so requested by the Loan Trustee or any purchaser, the Company shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Loan Trustee or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

                 (c) Subject to Section 8.03(e) and 8.03(h), if an Indenture Event of Default has occurred and is continuing, the Company shall, at the request of the Loan Trustee, promptly execute and deliver to the Loan Trustee such instruments of title or other documents as the Loan Trustee may deem necessary or advisable to enable the Loan Trustee or an agent or representative designated by the Loan Trustee, at such time or times and place or places as the Loan Trustee may specify, to obtain possession of all or any part of the Indenture Estate. If the Company shall for any reason fail to execute and deliver such instruments and documents after such request by the Loan Trustee, the Loan Trustee shall be entitled, in a proceeding to which the Company will be a necessary party, to a judgment for specific performance of the covenants contained in the foregoing sentence, conferring upon the Loan Trustee the right to immediate possession and requiring the Company to execute and deliver such instruments and documents to the Loan Trustee. The Loan Trustee shall also be entitled to pursue all or any part of the Indenture Estate wherever it may be found and may enter any of the premises of the Company or any other Person wherever the Indenture Estate may be or is supposed to be and search for the Indenture Estate and take possession of any item of the Indenture Estate pursuant to this Section 8.03(c). The Loan Trustee may, from time to time, at the expense of the Indenture Estate, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Indenture Estate, as it may deem proper. In each such case, the Loan Trustee shall have the right to use, operate, store, lease, control or manage the Indenture Estate, and to exercise all rights and powers of the Company relating to the Indenture Estate as the Loan Trustee shall deem appropriate, including the right to enter into any and all such agreements with respect to the use, operation, storage, leasing, control or management of the Indenture Estate or any part thereof; and the Loan Trustee shall be entitled to collect and receive directly all tolls, rents, issues, profits, products, revenues and other income of the Indenture Estate and every part thereof, without prejudice, however, to the right of the Loan Trustee under any provision of this Indenture to collect and receive all cash held by, or required to be deposited with, the Loan Trustee hereunder. In accordance with the terms of this Section 8.03(c), such tolls, rents, issues, profits, products, revenues and other income shall be applied to pay the expenses of using, operating, storing, leasing, controlling or managing the Indenture Estate, and of all maintenance, insurance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Loan Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Indenture Estate or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Company in accordance with this Section 8.03(c)), and all other payments which the Loan Trustee may be required or authorized to make under any provision of this Indenture, including this Section 8.03(c), as well as just and reasonable compensation for the services of the Loan Trustee, and of all Persons properly engaged and employed by the Loan Trustee.

                 If an Indenture Event of Default occurs and is continuing and the Loan Trustee shall have obtained possession of or title to the Aircraft, the Loan Trustee shall not be obligated to use or operate the Aircraft or cause the Aircraft to be used or operated directly or indirectly by itself or through agents or other representatives or to lease, license or otherwise permit or provide for the use or operation of the Aircraft by any other Person unless (i) the Loan Trustee shall have been able to obtain insurance in kinds, at rates and in amounts satisfactory to it in its discretion to protect the Indenture Estate and the Loan Trustee, as trustee and individually, against any and all liability for loss or damage to the Aircraft and for public liability and property damage resulting from use or operation of the Aircraft and (ii) funds are available in the Indenture Estate to pay for all such insurance or, in lieu of such insurance, the Loan Trustee is furnished with indemnification from the holders of the Equipment Notes or any other Person upon terms and in amounts satisfactory to the Loan Trustee in its discretion to protect the Indenture Estate and the Loan Trustee, as trustee and individually, against any and all such liabilities.

                 (d) Subject to Section 8.03(e) and 8.03(h), the Loan Trustee may proceed to protect and enforce this Indenture and the Equipment Notes by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein contained or in execution or aid of any power herein granted; or for foreclosure hereunder, or for the appointment of a receiver or receivers for the Indenture Estate or any part thereof, or for the recovery of judgment for the indebtedness secured by the Lien created under this Indenture or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

                 (e) Notwithstanding any provision of this Indenture to the contrary, including, without limitation, Sections 8.03(b), 8.03(c) and 8.03(d), so long as no Indenture Event of Default shall have occurred and be continuing, the Loan Trustee shall not take any action contrary to, or disturb, the Company's rights to possession and use of, and quiet enjoyment of, the Aircraft.

                 (f) Each and every right, power and remedy herein given to the Loan Trustee specifically or otherwise in this Indenture shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often in such order as may be deemed expedient by the Loan Trustee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Loan Trustee in the exercise of any right, remedy or power or in pursuing any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Company or to be an acquiescence therein.

                 (g) Notwithstanding any other provision hereof, if any payment of principal of any Equipment Note shall not be made when and as the same shall become due and payable, or if any payment of interest on any Equipment Note shall not be made when and as the same shall become due and payable, and such failure shall continue for the period prescribed in Section 8.01(a), the Loan Trustee shall be entitled to recover judgment, in its own name and as trustee of an express trust, upon the Equipment Note for the whole amount of such principal or interest, as the case may be, remaining unpaid.

                 (h) Notwithstanding anything contained herein, so long as the Pass Through Trustee is the registered holder of any Equipment Note hereunder, the Loan Trustee is not authorized or empowered to acquire title to all or any portion of the Indenture Estate or take any action with respect to all or any portion of the Indenture Estate so acquired by it if such acquisition or action would cause any Pass Through Trust to fail to qualify as a "grantor trust" for Federal income tax purposes.

                 Section 8.04. Waiver of Company. To the extent now or at any time hereafter enforceable under applicable law, the Company covenants that it will not at any time insist upon or plead, or in any manner whatsoever claim or take any benefit or advantage of, any stay or extension law now or at any time hereafter in force, nor claim, take nor insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Indenture Estate or any part thereof, prior to any sale or sales thereof to be made pursuant to any provision herein contained, or to the decree, judgment or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the property so sold or any part thereof, and hereby expressly waives for itself and on behalf of each and every Person, except decree or judgment creditors of the Company acquiring any interest in or title to the Indenture Estate or any part thereof subsequent to the date of this Indenture, all benefit and advantage of any such law or laws, and covenants that it will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power herein granted and delegated to the Loan Trustee, but will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

                 The Loan Trustee may maintain such a proceeding even if it does not possess any of the Equipment Notes or does not produce any of them in the proceeding. A delay or omission by the Loan Trustee or any Loan Participant in exercising any right or remedy accruing upon an Indenture Event of Default under this Indenture shall not impair the right or remedy or constitute a waiver of or acquiescence in such Indenture Event of Default.

                 (I)  Section 9.11 thereof shall read as follows:

                 Section 9.11. Assumption of Certain Obligations. Notwithstanding any provision to the contrary contained herein, any reference in this Article 9 to the Owner Trustee or to any obligation of the Owner Trustee shall be deemed to be a reference to the Company or to an obligation of the Company, as the case may be, any reference to "Lease Event of Default" shall be deemed to be a reference to an "Indenture Event of Default", all provisions requiring notices to the Owner Trustee or the Owner Participant shall be deemed to be deleted for the purposes of this Article 9 and any provision in this Article 9 requiring the action or consent of the Owner Trustee shall be deemed to require the action or approval of the Company.

                 (J)  Sections 10.01 and 10.04 thereof shall read as follows:

                 Section 10.01. Satisfaction and Discharge of Agreement; Defeasance; Termination of Obligations. Subject to Section 10.02, this Indenture shall cease to be of further effect, and the Company and the Loan Trustee shall be deemed to have been discharged from their respective obligations with respect to the Equipment Notes (and the Loan Trustee, on demand and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture in respect of the Equipment Notes), when

                 (a) (i) all Equipment Notes theretofore executed and delivered (other than (A) Equipment Notes which have been mutilated, destroyed, lost or stolen and which have been replaced or exchanged as provided in Section 2.06 and (B) Equipment Notes for the payment of which money held in trust hereunder has been paid and discharged from such trust, as provided in Section 7.01) have been delivered to the Loan Trustee for cancellation; or

                 (ii) all Equipment Notes not theretofore delivered to the Loan Trustee for cancellation have become due and payable (whether upon stated maturity, as a result of redemption or upon acceleration), or will become due and payable (including as a result of redemption in respect of which irrevocable notice has been given to the Loan Trustee on or prior to the date of the deposit referred to below) at maturity within one year, and there has been deposited with the Loan Trustee in trust for the purpose of paying and discharging the entire indebtedness of the Equipment Notes not theretofore cancelled by the Loan Trustee or delivered to the Loan Trustee for cancellation, an amount in cash sufficient without reinvestment thereof to discharge such indebtedness, including the principal of, premium, if any, and interest on the Equipment Notes to the date of such deposit (in the case of Equipment Notes which have become due and payable), or to the maturity thereof, as the case may be, plus all other amounts payable to the Loan Participants; or

                 (iii) (A) the Company has deposited or caused to be deposited irrevocably (except as provided in Section 10.04) with the Loan Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Loan Participants,
         (1) money in an amount, or (2) U.S. Government Obligations which, through the payment of interest and principal in respect thereof in accordance with their terms, will provide (not later than one Business Day before the due date of any payment referred to below in this clause) money in an amount, or (3) a combination of money and U.S. Government Obligations referred to in the foregoing clause (2), sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Loan Trustee, to pay and discharge each installment of principal of, premium, if any, and interest on the Outstanding Equipment Notes on the dates such payments of principal or interest are due (including as a result of redemption in respect of which irrevocable notice has been given to the Loan Trustee on or prior to the date of such deposit) and no Indenture Event of Default or Indenture Default under any of Sections 8.01(f) through 8.01(i) hereof shall have occurred and be continuing on the date of such deposit or at any time during the period ending on the 91st day after such date; provided further that, upon the making of the deposit referred to above in clause (A), the right of the Company to cause the redemption of Equipment Notes (except redemption in respect of which irrevocable notice has theretofore been given) shall terminate;

                 (B) such deposit will not result in a breach or violation of, or constitute an Indenture Default or Indenture Event of Default under, this Indenture or a default or event of default under any other agreement or instrument to which the Company is a party or by which it is bound; and

                 (C) the Company has delivered to the Loan Trustee an Officers' Certificate and an Opinion of Counsel to the effect that there has been published by the Internal Revenue Service a ruling to the effect that Loan Participants will not recognize income, gain or loss for Federal income tax purposes as a result of the exercise by the Company of its option under this Section 10.01(a)(iii) and will be subject to Federal income tax on the same amount and in the same manner and at the same time as would have been the case if such option had not been exercised;

                 (b) all other amounts then due and payable hereunder have been paid; and

                 (c) the Company has delivered to the Loan Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the satisfaction and discharge of this Indenture contemplated by this Section 10.01 have been complied with.

                 Section 10.04. Monies to Be Returned to the Company. The Loan Trustee and any Paying Agent shall promptly pay or return to the Company upon request of the Company any money or U.S. Government Obligations held by them at any time that are not required for the payment of the amounts described above in Section 10.03 for which money or U.S. Government Obligations have been deposited pursuant to Section 10.01.

                 (K) Sections 11.01, 11.02 and 11.06 thereof shall read as follows:

                 Section 11.01. Amendments to This Agreement Without Consent of Loan Participants. The Company and the Loan Trustee may enter into one or more agreements supplemental hereto without the consent of any Loan Participant for any of the following purposes:

                 (1) (a) to cure any defect or inconsistency herein or in the Equipment Notes or to make any change not inconsistent with the provisions hereof (provided that such change does not adversely affect the interests of any Loan Participant) or (b) to cure any ambiguity or correct any mistake;

                 (2) to evidence the succession of another corporation to the Company, or to evidence (in accordance with Article 9) the succession of a new trustee hereunder, the removal of the trustee hereunder or the appointment of any co-trustee or co-trustees or any separate or additional trustee or trustees;

                 (3) to convey, transfer, assign, mortgage or pledge any property to or with the Loan Trustee or to make any other provisions with respect to matters or questions arising hereunder so long as such action shall not adversely affect the interests of the Loan Participants;

                 (4) to correct or amplify the description of any property at any time subject to the Lien of this Indenture or better to assure, convey and confirm unto the Loan Trustee any property subject or required to be subject to the Lien of this Indenture or to subject to the Lien of this Indenture the Airframe or Engines or airframe or engines substituted for the Airframe or Engines in accordance herewith;

                 (5) to add to the covenants of the Company, for the benefit of the Loan Participants, or to surrender any rights or power herein conferred upon the Company;

                 (6)  to add to the rights of the Loan Participants; or

                 (7) to include on the Equipment Notes any legend as may be required by law.

                 Section 11.02. Amendments to This Indenture with Consent of Loan Participants. (a) With the written consent of the Loan Participants holding a majority of the aggregate principal amount of the Outstanding Equipment Notes, the Company and the Loan Trustee may enter into such supplemental agreements to add any provisions to or to change or eliminate any provisions of this Indenture or of any such supplemental agreements or to modify the rights of the Loan Participants; provided, however, that without the consent of each Loan Participant affected thereby, an amendment under this
Section 11.02 may not:

                 (1) reduce the principal amount of, any Installment Payment Amount payable with respect to, premium, if any, or interest on, any Equipment Note; or

                 (2) change the date on which any principal amount of, premium, if any, or interest on, any Equipment Note is due or payable; or

                 (3) create any Lien on the Indenture Estate prior to or pari passu with the Lien thereon under this Indenture except such as are permitted by this Indenture, or deprive any Loan Participant of the benefit of the Lien on the Indenture Estate created by this Indenture; or

                 (4) reduce the percentage in principal amount of the Outstanding Equipment Notes, the consent of whose holders is required for any such supplemental agreement, or the consent of whose holders is required for any waiver (of compliance with certain provisions of this Indenture or of certain defaults hereunder or their consequences) provided for in this Indenture; or

                 (5) make any change in Section 8.05 or 8.08 or this Section 11.02(a).

                 (b) It is not necessary under this Section 11.02 for the Loan Participants to consent to the particular form of any proposed supplemental agreement, but it is sufficient if they consent to the substance thereof.

                 (c) Promptly after the execution by the Company and the Loan Trustee of any supplemental agreement pursuant to the provisions of this
Section 11.02, the Company shall transmit by first-class mail a notice, setting forth in general terms the substance of such supplemental agreement, to all Loan Participants, as the names and addresses of such Loan Participants appear on the Register. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental agreement.

                 Section 11.06. Amendments, Waivers, etc. of Other Operative Documents. (a) Without the consent of the Loan Participants holding a majority in principal amount of Outstanding Equipment Notes, the parties to the Participation Agreement may not modify, amend or supplement said agreement, or give any consent, waiver, authorization or approval thereunder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder; provided, however, that the actions specified in subsection
(b) of this Section 11.06 may be taken without the consent of the Loan Trustee or any Loan Participant.

                 (b)  Subject to the provisions of subsection (c) of this
Section 11.06, the parties to the Participation Agreement at any time and from time to time without the consent of the Loan Trustee or of any Loan Participant may:

                 (1)  (Intentionally Omitted)

                 (2)  (Intentionally Omitted)

                 (3) modify, amend or supplement the Participation Agreement, or give any consent, waiver, authorization or approval with respect thereto, except that without compliance with subsection (a) of this
         Section 11.06 the parties to the Participation Agreement shall not modify, amend or supplement, or give any consent, waiver, authorization or approval for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder, with respect to the following provisions of the Participation Agreement in effect on the Relevant Date: Section 7 (insofar as such Section 7 relates to the Loan Trustee, the Indenture Estate and the Loan Participants), Section 8, Section 10, Section 13,
         Section 16(b), and to the extent the Loan Participants would be adversely affected thereby, 16(c) and Section 17, and any definition of terms used in the Participation Agreement, to the extent that any modification of such definition would result in a modification of the Participation Agreement not permitted pursuant to this subsection (b); and

                 (4) modify, amend or supplement said agreement in order to cure any ambiguity, to correct or supplement any provisions thereof which may be defective or inconsistent with any other provision thereof or of any provision of this Indenture, or to make any other provision with respect to matters or questions arising thereunder or under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided the making of any such other provision shall not adversely affect the interests of the Loan Participants.

                 (c)  (Intentionally Omitted)

                 (L) Sections 12.01, 12.02 and 12.06 thereof shall read as follows:

                 Section 12.01. Notices. (a) Unless otherwise specifically provided herein, all notices required under the terms and provisions of this Indenture shall be in English and in writing, and any such notice may be given by United States mail, courier service, telegram, telex, telemessage, telecopy, telefax, cable or facsimile (confirmed by telephone or in writing in the case of notice by telegram, telex, telemessage, telecopy, telefax, cable or facsimile) or any other customary means of communication, and any such notice shall be effective when delivered, or if mailed, three days after deposit in the United States mail with proper postage for ordinary mail prepaid, if to the Company, to:

                           American Airlines, Inc.
                           P.O. Box 619616
                           4333 Amon Carter Boulevard
                           Mail Drop 5662
                           Fort Worth, Texas  76155

                           Attention:  Senior Vice President-Finance
                           Telex:  73-0613
                           Answerback:  AMAIR DFWDAL
                           Facsimile:  (817) 963-4318
                           Telephone:  (817) 963-1234

                 if to the Loan Trustee, to:

                           State Street Bank and Trust Company of
                             Connecticut, National Association
                           750 Main Street
                           Hartford, Connecticut  06103

                           Attention:  Corporate Trust Department
                                       (AA 1994 PTC Series AA)
                           Facsimile:  (203) 244-1899
                           Telephone:  (203) 244-1800

                 (b) The Company or the Loan Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                 (c) Any notice or communication to Loan Participants shall be mailed by first-class mail to the addresses for Loan Participants shown on the Register kept by the Registrar and to addresses filed with the Loan Trustee for other Loan Participants. Failure so to mail a notice or communication or any defect in such notice or communication shall not affect its sufficiency with respect to other Loan Participants.

                 (d) If a notice or communication is mailed in the manner provided above within the time prescribed, it is conclusively presumed to have been duly given, whether or not the addressee receives it.

                 (e) If the Company mails a notice or communication to the Loan Participants, it shall mail a copy to the Loan Trustee and to each Paying Agent at the same time.

                 (f) Notwithstanding the foregoing, all communications or notices to the Loan Trustee shall be deemed to be given only when received by a Responsible Officer of the Loan Trustee.

                 Section 12.02. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Loan Trustee to take any action under this Indenture, the Company shall furnish to the Loan
Trustee:

                 (1) a Certificate of a Responsible Officer of the Company stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                 (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                 Section 12.06. No Recourse Against Others. No director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Loan Participant by accepting an Equipment Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Equipment Notes.

                 (M)  Article 13 thereof shall read as follows:


                                   ARTICLE 13

                  ACTIONS TO BE TAKEN UPON REDEMPTION AND UPON
                     SATISFACTION OF OBLIGATIONS HEREUNDER

                 Section 13.01. Actions to Be Taken upon Redemption and upon Satisfaction of Obligations Hereunder. Upon any of

                 (a) an Event of Loss suffered by the Airframe under circumstances where the Company does not exercise its option to substitute a Replacement Airframe therefor pursuant to
         Section 10(a)(i) of Article 15 hereof, and upon payment to the Loan Trustee of an amount equal to the Redemption Price as at the Redemption Date of all Outstanding Equipment Notes, or

                 (b) a redemption of all Outstanding Equipment Notes pursuant to Section 6.02, and upon the payment to the Loan Trustee of an amount equal to the Redemption Price as at the Redemption Date of all Outstanding Equipment Notes, or

                 (c) satisfaction and discharge, defeasance and termination of the obligations under this Indenture in accordance with Section 10.01 hereof,

the Lien of this Indenture on the Indenture Estate shall terminate (except for the Lien on funds held by the Loan Trustee to pay the Equipment Notes or the Loan Trustee) and the Loan Trustee shall execute such instruments as may be reasonably requested by the Company to evidence such termination.

                 (N) Article 14 thereof shall read as follows:


                                   ARTICLE 14

                 Section 14.01. Issuance of Equipment Notes After Redemption. Following a redemption of the Equipment Notes of any Maturity in accordance with Section 6.02(b) hereof the Company may issue and sell and the Loan Trustee shall authenticate, one or more new series of Equipment Notes in an aggregate principal amount up to the aggregate principal amount of the Equipment Notes then being redeemed and having such terms and provisions (including, without limitation, interest rate, amortization schedule, maturity date and redemption provisions) as the Company shall deem appropriate; provided that if after such redemption any Equipment Notes remain outstanding the new series of Equipment
Notes:

                 (i) shall be denominated and payable in United States Dollars and shall not be in a principal amount greater than the Equipment Notes redeemed;

                 (ii) shall not rank senior in any respect to the Equipment Notes which remain outstanding; and

                 (iii) shall not have a maturity after or have a weighted average life longer than the Equipment Notes redeemed if any of the Equipment Notes which remain outstanding have a maturity date after or concurrent with the maturity date of the Equipment Notes redeemed; and

provided further that prior to authentication and delivery of such new series of Equipment Notes the Loan Trustee shall have received (i) written evidence from Standard & Poor's Corporation and Moody's Investors Service, Inc. to the effect that the issuance of such new series, by itself, would not result in a downgrading of the credit rating assigned to the Pass Through Certificates then outstanding, and (ii) an Opinion of Counsel for the Company reasonably satisfactory to the Loan Trustee to the effect that the protection afforded by
Section 1110 of the Bankruptcy Code to the existing Loan Participants would not be adversely affected by the issuance of such new series of Equipment Notes; provided that such opinion need not be delivered to the extent that the benefits of such Section 1110 are not available to the Loan Participants with respect to the Aircraft immediately prior to such assumption; and provided further that such opinion may contain qualifications of the tenor contained in the opinion of Debevoise & Plimpton delivered pursuant to Section 3(k) of the Refunding Agreement on the Refunding Date.

                 (O)  The Indenture shall include the following Article 15:

                 This Article 15 consists of Sections 6, 7, 8, 10, 11, 12, 17, 24, 27, 28, 29 and 30. Sections 1 through 5, 9, 13 through 16, 18 through 23, 25 and 26 are intentionally omitted.

                 Section 6. Liens. The Company will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Airframe or any Engine, title thereto or any interest therein or in this Indenture except (i) the respective rights of Loan Trustee and the Company as herein provided, the Lien created under this Indenture, and the rights of the Loan Trustee and the Loan Participants under this Indenture, the Participation Agreement and the Pass Through Trust Agreement, (ii) the rights of others under agreements or arrangements to the extent expressly permitted by the terms of Sections 7(b) and 8(b) of this Article, (iii) Loan Participant Liens and Trustee's Liens, (iv) Liens for Taxes either not yet due or being contested in good faith (and for the payment of which adequate reserves have been provided) by appropriate proceedings so long as such proceedings do not involve any significant danger of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein, (v) materialmen's, mechanics', workmen's, repairmen's, employees' or other like Liens arising in the ordinary course of business for amounts the payment of which is either not yet delinquent or is being contested in good faith (and for the payment of which adequate reserves have been provided) by appropriate proceedings so long as such proceedings do not involve any significant danger of the sale, forfeiture or loss of the Airframe or any Engine or interest therein, (vi) Liens arising out of judgments or awards against the Company or any lessee with respect to which an appeal or proceeding for review is being prosecuted in good faith, so long as any such judgment or award does not involve any significant risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein (unless the Company or any lessee shall have provided a bond or other security in an amount and under terms reasonably satisfactory to the Company) and (vii) salvage or similar rights of insurers under insurance policies maintained pursuant to
Section 11 of this Article. The Company will promptly, at its own expense, take such action as may be necessary duly to discharge (by bonding or otherwise) any such Lien not excepted above if the same shall arise at any time.

                 Section 7. Registration, Maintenance and Operation; Possession; Insignia. (a) Registration, Maintenance and Operation. The Company, at its own cost and expense, shall:

                 (i) at all times cause the Aircraft to remain duly registered under the laws of the United States, in the name of the Company, as owner; provided that the Loan Trustee shall execute and deliver all such documents as the Company shall reasonably request for the purpose of effecting and continuing such registration. Notwithstanding the preceding sentence, but subject to the conditions and requirements of
         Section 7.02 of this Indenture, at no expense or liability to any Loan Participant or the Loan Trustee, the Company may cause the Aircraft to be duly registered under the laws of any jurisdiction in the name of the Company or of any nominee of the Company, or, if required by applicable law, in the name of any other Person, and the Loan Trustee will cooperate with the Company in effecting such foreign registration;

                 (ii) maintain, service, repair, overhaul and test the Aircraft in accordance with a maintenance program (as approved by the Federal Aviation Administration) for Boeing 767-323ER aircraft and General Electric CF6-80C2B6 engines (or, at the Company's option, in accordance with the aircraft maintenance standards for such aircraft and engines approved by the central civil aviation authority of any of Canada, the Federal Republic of Germany, France, Japan, Switzerland, the United Kingdom or any other jurisdiction with aircraft maintenance standards that are, at the time that such standards become applicable to the Aircraft, substantially similar to those of the United States or substantially similar to those of any of the foregoing countries on the Delivery Date) and in the same manner and with the same care used by the Company with respect to comparable aircraft and engines owned or operated by the Company and utilized in similar circumstances so as to keep the Aircraft in as good an operating condition as when delivered to the Company hereunder, ordinary wear and tear excepted, and in such condition as may be necessary to enable the airworthiness certification of the Aircraft to be maintained in good standing at all times (other than during temporary periods of storage in accordance with applicable regulations or during periods of grounding by applicable governmental authorities) under the Federal Aviation Act or, if the Aircraft is registered under the laws of any other jurisdiction, the laws of such jurisdiction;

                 (iii) maintain all records, logs and other materials in English and such other languages as are, from time to time, required by the appropriate authorities in the jurisdiction where the Aircraft is registered and maintained to be maintained in respect of the Aircraft; and

                 (iv) promptly furnish to the Loan Trustee such information as may be required to enable the Loan Trustee to file any reports, returns or statements required to be filed by the Loan Trustee with any governmental authority because of the Loan Trustee's interest in the Aircraft.

                 The Company agrees that the Aircraft will not be maintained, used or operated in violation of any law or any rule, regulation or order of any government or governmental authority having jurisdiction (domestic or foreign), or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any such government or authority; provided that the Company shall not be in default under this sentence if it is not possible for it to comply with the laws of a jurisdiction other than the United States (or the jurisdiction in which the Aircraft is then registered) because of a conflict with the applicable laws of the United States (or such jurisdiction in which the Aircraft is then registered). In the event that any such law, rule, regulation or order requires alteration of the Aircraft, the Company will conform thereto or obtain conformance therewith at no expense to the Loan Trustee and will maintain the Aircraft in proper operating condition under such laws, rules, regulations and orders; provided, however, that the Company may, in good faith, contest the validity or application of any such law, rule, regulation or order in any reasonable manner which does not materially adversely affect the Loan Trustee, the Aircraft, the Loan Participants or the Lien of this Indenture.
The Company also agrees not to operate or locate the Aircraft, or suffer the Aircraft to be operated or located, (i) in any area excluded from coverage by any insurance required by the terms of Section 11 of this Article, except in the case of a requisition for use by any Government where the Company obtains indemnity in lieu of such insurance from such Government against the risks and in the amounts required by Section 11 of this Article, covering such area, or
(ii) in any war zone or recognized or, in the Company's reasonable judgment, threatened area of hostilities unless covered by war risk insurance of the type required to be maintained in Section 11 of this Article, or unless the Aircraft is operated or used under contract with any Government, under which contract such Government assumes liability for any damage, loss, destruction or failure to return possession of the Aircraft at the end of the term of such contract and for injury to persons and damage to property of others.

                 (b) Possession. The Company will not, without the prior written consent of the Loan Trustee, lease or otherwise in any manner deliver, transfer or relinquish possession of the Airframe or any Engine or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe; provided that, so long as no Indenture Event of Default (or in the case of a lease described in clause (viii) or (ix) below, a Payment or Bankruptcy Default) shall have occurred and be continuing, and so long as the action to be taken shall not deprive the Loan Trustee of the perfected Lien of this Indenture on the Airframe or (subject to subclause (B) of the "provided further" clause to subsection (i) of this Section 7(b)) any Engine, and in any event, so long as the Company shall comply with the provisions of

Section 11 of this Article, the Company may, without the prior consent of the Loan Trustee:

                 (i) subject the Airframe to normal interchange agreements or any Engine to normal interchange or pooling agreements or arrangements in each case customary in the airline industry and entered into by the Company in the ordinary course of its business with any other United States air carrier as to which there is in force a certificate issued pursuant to Section 401 of the Federal Aviation Act or any successor provision that gives like authority, and as to which there is in full force and effect an air carrier operating certificate issued pursuant to Part 121 of the regulations under such Act, or with any "foreign air carrier" (as such term is defined in such Act) as to which there is in force a permit issued pursuant to Section 402 of said Act and which is principally based in and a domiciliary of either (A) a country listed in Schedule I or Schedule I-A hereto or (B) a country as to which the Company has delivered an opinion to the effect specified in clause (y) of paragraph (ix) of this section 7(b) with respect to such interchange agreement (mutatis mutandis) with such foreign air carrier (any such United States certificated air carrier and any such foreign air carrier being hereinafter called a "Permitted Air Carrier"); provided that no transfer of the registration of such Airframe shall be effected in connection therewith; and provided further that (A) no such agreement or arrangement contemplates, permits or requires or results in the transfer of title to the Airframe and (B) if the Company's title to any such Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine and the Company shall comply with Section 10(b) of this Article in respect thereof;

                 (ii) deliver possession of the Airframe or any Engine to the manufacturer thereof for testing or other similar purposes or to any organization for service, repair, maintenance or overhaul work on the Airframe or such Engine or any part thereof or for alterations or modifications in or additions to the Airframe or such Engine to the extent required or permitted by the terms of Section 7(a) or 8(c) of this Article;

                      (iii) transfer possession of the Airframe or any Engine to the United States or any instrumentality or agency thereof pursuant to a lease, contract or other instrument a copy of which shall be furnished to the Loan Trustee;

                      (iv) transfer possession of the Airframe or any Engine to the United States or any instrumentality or agency thereof in accordance with applicable laws, rulings, regulations or orders (including, without limitation, the Civil Reserve Air Fleet Program authorized under 10 U.S.C. Sec. 9511 et seq. or any substantially similar program);

                      (v) install an Engine on an airframe owned by the Company free and clear of all Liens, except (A) those of the type permitted under clauses (ii), (iii), (iv), (v), (vi) and (vii) of
            Section 6 of this Article and those which apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to the airframe as an entirety) and (B) the rights of other Permitted Air Carriers under normal interchange agreements which are customary in the airline industry and do not contemplate, permit, require or result in the transfer of title to the airframe or engines installed thereon;

                      (vi) install an Engine on an airframe leased to the Company or owned by the Company subject to a conditional sale or other security agreement; provided that (A) such airframe is free and clear of all Liens except the rights of the parties to the lease or conditional sale or other security agreement covering such airframe and except Liens of the type permitted by clauses (A) and
            (B) of subparagraph (v) of this paragraph of Section 7(b) of this Article and (B) the Company shall have obtained from the lessor or secured party of such airframe a written agreement (which may be the lease or conditional sale or other security agreement covering such airframe), in form and substance satisfactory to the Loan Trustee (it being understood that an agreement from such lessor or secured party substantially in the form of the final sentence of the penultimate paragraph of this Section 7(b) of this Article shall be deemed to be satisfactory to the Loan Trustee) whereby such lessor or secured party expressly agrees that neither it nor its successors or assigns will acquire or claim any right, title or interest in any Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to the Lien of this Indenture;

                      (vii) install an Engine on an airframe owned by the Company, leased to the Company or owned by the Company subject to a conditional sale or other security agreement under circumstances where neither subparagraph (v) nor subparagraph (vi) of this
            Section 7(b) of this Article is applicable; provided that such installation shall be deemed an Event of Loss with respect to such Engine and the Company shall comply with Section 10(b) of this
            Article in respect thereof if such installation shall adversely affect the Loan Trustee's interest in such Engine, the Loan Trustee not intending hereby to waive any right or interest it may have to or in such Engine under applicable law until compliance by the Company with such Section 10(b) of this Article;

                      (viii) lease any Engine or the Airframe and Engines or engines then installed on the Airframe to any United States air carrier as to which there is in force a certificate issued pursuant to Section 401 of the Federal Aviation Act or successor provision that gives like authority;

                      (ix) lease any Engine or the Airframe and Engines or engines then installed on the Airframe to (A) any foreign air carrier that is principally based in and a domiciliary of a country that is listed in Schedule 1 hereto, or (B) any foreign air carrier that is principally based in and a domiciliary of a country listed in Schedule 1-A hereto, or (C) any foreign air carrier not described in clause (A) or (B) above, provided that (y) prior to any lease to a foreign air carrier under clause (C) above, the Loan Trustee shall have received an opinion of counsel to the Company licensed in the country in which the lessee is domiciled and principally based, such counsel to be reasonably satisfactory to the Loan Trustee, to the effect that (1) there exist no possessory rights in favor of the lessee under the laws of the lessee's country which would, upon the bankruptcy or insolvency of or other default by the Company and assuming that at such time such lessee is not insolvent or bankrupt, prevent the return of such

            Engine or the Airframe and such Engine or engine to the Loan Trustee in accordance with and when permitted by terms hereof upon the exercise by the Loan Trustee of its remedies hereunder, (2) the remedies provided in the lease are enforceable in the country in which such foreign air carrier is a domiciliary and principally based, to substantially the same extent as such remedies would be enforceable in the United States and the lease is subject and subordinate to the Lien of this Indenture, (3) it is not necessary for the Loan Trustee to qualify to do business in such country solely as a result of the proposed lease and (4) the proposed lease will not give rise to tort liability to the Loan Trustee as a result of the Lien of this Indenture under the laws of such country other than tort liability no more extensive or onerous than that which might have been imposed on the Loan Trustee under the laws of the United States in the absence of such lease (it being understood that, in the event the opinion set forth in this subclause (4) cannot be given in a form satisfactory to the Loan Trustee, such opinion shall be waived if insurance reasonably satisfactory to the Loan Trustee is provided by the Company to cover the risk of such liability) and (z) in the case of any lease to a foreign air carrier (other than a foreign air carrier principally based in Taiwan) the United States of America maintains diplomatic relations with the country in which such foreign air carrier is principally based at the time such lease is entered into;

provided that the rights of any lessee or other transferee who receives possession by reason of a transfer permitted by this Section 7(b) (other than the transfer of an Engine which is deemed an Event of Loss) shall be subject and subordinate to, and any lease permitted by this Section 7(b) shall be made expressly subject and subordinate to, all the terms of this Indenture, including, without limitation, Section 7(a) of this Article and the Loan Trustee's rights to repossession pursuant to Article 8 hereof and to avoid such lease upon such repossession and the Loan Trustee's rights to possession pursuant to Section 8.03 of this Indenture, and the Company shall in all events remain primarily liable hereunder for the performance and observance of all of the terms and conditions of this Indenture to the same extent as if such lease or transfer had not occurred, and any such lease shall include appropriate provisions for the maintenance and insurance of the Aircraft. No interchange agreement, pooling agreement, lease or other relinquishment of possession of the Airframe or any Engine shall in any way discharge or diminish any of the Company's obligations to the Loan Trustee hereunder. No sublease of the Airframe or Engines shall be permitted except in connection with a transaction that involves such a sublease commencing at the inception of the lease and in which each sublessee and sublease satisfies the conditions contained in this Section 7(b) with respect to lessees and leases, respectively. The Company shall not lease the Airframe or any Engine to an air carrier that at the inception of the lease is subject to bankruptcy or other insolvency proceedings unless the lease shall have been approved by the United States Bankruptcy Court and payments thereunder shall have been accorded priority treatment in such bankruptcy or other insolvency or, in the case of a lease to a foreign air carrier, the lease shall have been approved by the corresponding foreign authority and payments thereunder shall have been accorded priority treatment in such bankruptcy or other insolvency and the Loan Trustee shall have received an opinion in form and substance reasonably satisfactory to the Company and the Loan Trustee of the Company's counsel to the effect that such approval provides the Company with assurances and priority treatment substantially equivalent to those that would be provided by the corresponding United States Bankruptcy Court. The Company shall, promptly (and in any event within 15 days) upon entering into a lease of the Airframe or Engines, notify the Loan Trustee of the identity of the lessee and the term of such lease and shall provide a copy of such lease agreement to the Loan Trustee upon request therefrom (with economic and financial provisions and information deleted therefrom if the Company shall so choose), provided that such parties shall keep confidential the identity of the lessee and the existence and terms of such lease, except that such parties may disclose such information (A) to committed (subject to receipt of such information and other customary closing conditions) transferees of the Loan Trustee's interest who agree to hold such information confidential, (B) to the Loan Trustee's counsel, independent insurance advisors or other agents who agree to hold such information confidential and (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation. The Loan Trustee hereby agrees, for the benefit of the lessor or secured party of any airframe leased to the Company or owned by the Company subject to a conditional sale or other security agreement, that the Loan Trustee will not acquire or claim, as against such lessor or secured party, any right, title or interest in any engine or engines owned by the lessor under such lease or subject to a security interest in favor of the secured party under such conditional sale or other security agreement as the result of such engine or engines being installed on the Airframe at any time while such engine or engines are subject to such lease or conditional sale or other security agreement.

                 The Loan Trustee acknowledges that any "wet lease" or other similar arrangement under which the Company maintains operational control of the Aircraft shall not constitute a delivery, transfer or relinquishment of possession for purposes of this Section 7(b).

                 (c) Insignia. The Company agrees to at all times affix on or to maintain in the cockpit of the Airframe adjacent to the airworthiness certificate therein and (if not prevented by applicable law or regulations or by any governmental authority) on each Engine a nameplate bearing the inscription "MORTGAGED TO STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, AS LOAN TRUSTEE" (such nameplate to be replaced, if necessary, with a name plate reflecting the name of any successor Loan Trustee). Except as above provided, the Company will not allow the name of any Person to be placed on the Airframe or on any Engine as a designation that might be interpreted as a claim of ownership; provided that nothing herein contained shall prohibit the Company (or any lessee) from placing its customary colors and insignia on the Airframe or any Engine.

                 Section 8. Replacement and Pooling of Parts; Alterations, Modifications and Additions. (a) Replacement of Parts. The Company, at its own cost and expense, will promptly replace all Parts which may from time to time be incorporated or installed in or attached to the Airframe or any Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or rendered permanently unfit for use for any reason whatsoever, except as otherwise provided in Section 8(c) of this Article. In addition, the Company may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or rendered permanently unfit for use; provided that the Company, except as otherwise provided in Section 8(c) of this Article, will, at its own cost and expense, replace such Parts as promptly as possible. All replacement Parts shall be free and clear of all Liens

(except for Permitted Liens) and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof. All Parts at any time removed from the Airframe or any Engine shall remain subject to the Lien of this Indenture no matter where located, until such time as such Parts be replaced by Parts which have been incorporated or installed in or attached to the Airframe or any Engine, which meet the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated or installed in or attached to the Airframe or any Engine as above provided, without further act,
(i) title to such replacement Part shall thereupon shall be free and clear of all Liens (except for Permitted Liens) and (ii) such replacement Part shall become subject to the Lien of this Indenture and be deemed part of the Airframe or such Engine for all purposes to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine. Upon such replacement Part becoming subject to the Lien of this Indenture, title to the replaced Part shall thereupon vest in the Company, free and clear of all rights of the Loan Trustee and each Loan Participant, and such replaced Part shall no longer be deemed a Part hereunder.

                      (b) Pooling of Parts. Any Part removed from the Airframe or an Engine as provided in Section 8(a) of this Article may be subjected by the Company to a normal pooling arrangement customary in the airline industry entered into in the ordinary course of the Company's business with Permitted Air Carriers; provided that the Part replacing such removed Part shall be incorporated or installed in or attached to the Airframe or such Engine in accordance with Section 8(a) of this Article as promptly as practicable after the removal of such removed Part. In addition, any replacement Part when incorporated or installed in or attached to the Airframe or an Engine in accordance with Section 8(a) of this Article may be owned by a Permitted Air Carrier subject to such a normal pooling arrangement; provided that the Company shall, at its expense, as promptly thereafter as practicable, either (i) cause title to such replacement Part to vest in the Company free and clear of all Liens (other than Permitted Liens) at which time such replacement Part shall in accordance with Section 8(a) of this Article, become a Part and subject to the Lien of this Indenture or (ii) replace such replacement Part by incorporating or installing in or attaching to the Airframe or such Engine a further replacement Part owned by the Company free and clear of all Liens (other than Permitted Liens), which shall, without further act, be subject to the Lien of this Indenture and by causing title to such further replacement Part to vest in the Loan Trustee in accordance with Section 8(a) of this Article. Upon title to such replacement Part vesting in the Company, such replacement Part shall become subject to Lien of this Indenture and be deemed part of the Airframe or such Engine for all purposes to the same extent as the Part originally incorporated or installed in or attached to the Airframe or such Engine, and title to the replaced Part shall vest in the Company, free and clear of all rights of the Loan Trustee and each Loan Participant, and such replaced Part shall no longer be deemed a Part hereunder.

                      (c) Alterations, Modifications and Additions. The Company, at its own expense, will make such alterations and modifications in and additions to the Airframe and the Engines as may be required from time to time to meet the standards of the Federal Aviation Administration or other governmental authority having jurisdiction in any country in or over which the Aircraft is flown; provided, however, that the Company may, in good faith, contest the validity or application of any such standard in any reasonable manner which does not materially adversely affect the Loan Trustee or the Lien of this Indenture or involve a significant risk of the imposition of criminal liability on the Loan Trustee or any Loan Participant. In addition, the Company, at its own expense, may from time to time make or cause to be made such alterations and modifications in and additions to the Airframe or any Engine as the Company may deem desirable in the proper conduct of its business, including, without limitation, removal of Parts; provided that no such alteration, modification, addition or removal shall diminish the value or utility of the Airframe or such Engine, or impair the condition or airworthiness thereof, below the value, utility, condition and airworthiness thereof immediately prior to such alteration, modification, addition or removal assuming the Airframe or such Engine was then of the value and utility and in the condition and airworthiness required to be maintained by the terms of this Indenture, except that the value (but not the utility, condition or airworthiness) of the Aircraft may be reduced by the value of Parts which the Company deems obsolete or no longer suitable or appropriate for use in the Airframe or any Engine which shall have been removed, if the aggregate original value of all such obsolete or unsuitable Parts removed from the Aircraft and not replaced during the Term shall not exceed $400,000. All Parts incorporated or installed in or attached or added to the Airframe or any Engine as the result of such alteration, modification or addition shall, without further act, be subject to the Lien of this Indenture. Notwithstanding the foregoing, so long as no Indenture Event of Default shall have occurred and be continuing, the Company may, at any time, remove any Part; provided that (i) such Part is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to the Airframe or such Engine at the time of delivery thereof hereunder or any
Part in replacement of, or substitution for, any such Part, (ii) such Part is not required to be incorporated or installed in or attached or added to such Airframe or Engine pursuant to Section 7 of this Article or the first sentence of this Section 8(c) other than the proviso thereto, and (iii) such Part can be removed from the Airframe or such Engine without diminishing or impairing the value, utility, condition or airworthinness required to be maintained by the terms of this Indenture which the Airframe or such Engine would have had at such time had such removal not occurred. Upon the removal by the Company of any Part as provided in the immediately preceding sentence or the removal of any obsolete or unsuitable Part permitted by this Section 8(c), such Part shall no longer be deemed part of the Airframe or the Engine from which it was removed and shall no longer be subject to the Lien of this Indenture. Any such Part not removed by the Company as provided in Section 8(c)(iii) of this Article shall remain subject to the Lien of this Indenture.

                      Section 10. Loss, Destruction, Requisition, Etc. (a) Event of Loss with Respect to the Airframe. Upon the occurrence of an Event of Loss with respect to the Airframe or the Airframe and any Engines installed on the Airframe, the Company shall forthwith (and, in any event, within 15 days after such occurrence) give the Loan Trustee written notice of such Event of Loss, specifying the date of such occurrence, and of its election to perform one of the following options (it being agreed that if the Company shall not have given notice of such election within such 15 days after such occurrence, the Company shall be deemed to have elected to perform the option set forth in the following clause (ii)):

                      (i) as promptly as practicable, and in any event on or before the Business Day next preceding the 181st day next following the date of occurrence of such Event of Loss, in replacement for the Airframe, the Company shall convey or cause to be conveyed to the Loan Trustee a security interest in and to a Replacement Airframe (together with the same number of Replacement Engines as the Engines, if any, installed on the Airframe at the time such Event of Loss occurred), such Replacement Airframe and Replacement Engines to be free and clear of all Liens (other than Permitted Liens), to have a value and utility at least equal to, and to be in as good operating condition as, the Airframe and Engines, if any, so replaced (assuming such Airframe and Engines were in the condition and repair required by the terms of this Indenture); provided that if the Company shall have elected to replace the Airframe and such Engines, but shall not have performed its obligation to effect such replacement under this clause (i) during the period of time provided herein, then the Company shall promptly give notice to the Loan Trustee and shall pay on the Business day next following the thirtieth day after the end of such period to the Loan Trustee.

                      (ii) on or before the Loss Payment Date (as defined below) the Company shall pay to the Loan Trustee an amount in cash which is sufficient to redeem each Outstanding Equipment Note pursuant to Section 6.01; provided that the Company may, to the extent provided and in accordance with Section 3.08 hereof, surrender, to the Loan Trustee for cancellation Equipment Notes held by the Company and in such event the Company shall be entitled to a credit against amounts otherwise payable pursuant to this clause (ii). As used herein, "Loss Payment Date" means the earlier of (x) the Business Day next following the 181st day next following the date of occurrence of the Event of Loss and (y) a Business Day irrevocably specified by the Company at least thirty days in advance by notice to the Loan Trustee; provided, however, the Loss Payment Date shall be the date specified in the proviso to clause
            (i) above if applicable.

Upon compliance by the Company with the requirements of this Section 10(a)(ii), the Loan Trustee shall execute such instruments as may be reasonably requested by the Company releasing the Airframe and Engines from the Lien of this Indenture and releasing the Purchase Agreement and the Purchase Agreement Assignment from the assignment and pledge thereof hereunder.

                      At the time of or prior to any replacement of the Airframe and such Engines pursuant to Section 10(a)(i) of this Article, if any, the Company, at its own expense, will (A) cause a Trust Agreement and Indenture Supplement, substantially in the form of Exhibit C hereto for such Replacement Airframe and Replacement Engines, if any, to be delivered to the Loan Trustee for execution and, upon such execution, to be filed for recordation pursuant to the Federal Aviation Act or, if necessary, pursuant to the applicable laws of the jurisdiction other than the United States of America in which such Replacement Aircraft and Replacement Engines, if any, are to be registered in accordance with Section 7(a) of this Article, as the case may be, (B) cause a financing statement or statements with respect to the Replacement Airframe and Replacement Engines, if any, or other requisite documents or instruments, to be filed in such place or places as necessary or advisable in order to perfect the security interest therein created by or pursuant to this Indenture, or, if necessary or advisable, pursuant to the applicable laws of the jurisdiction in which such Replacement Aircraft and Replacement Engines, if any, are to be registered in accordance with Section 7(a) of this Article, as the case may be,
(C) furnish the Loan Trustee with a certificate of an independent aircraft engineer or appraiser reasonably satisfactory to the Loan Trustee certifying that the Replacement Airframe and Replacement Engines, if any, have a value and utility at least equal to, and, in the case of the Airframe, are in as good operating condition as, the Airframe and Engines, if any, so replaced, assuming the Airframe and Engines were in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss, (D) furnish the Loan Trustee with (i) such evidence of compliance with the insurance provisions of Section 11 of this Article with respect to such Replacement Airframe and Replacement Engines as the Loan Trustee may reasonably request and
(ii) a certificate from a Responsible Officer of the Company certifying that at the time of such replacement, there is no continuing Indenture Event of Default, (E) furnish the Loan Trustee with an opinion of the Company's counsel (which may be the Company's General Counsel) addressed to the Loan Trustee that the substituted property will be subject to the Lien of the this Indenture and the Loan Trustee should be entitled to the benefits of Section 1110 of the United States Bankruptcy Code of 1978, as amended, with respect to the Replacement Airframe, provided that (x) such opinion need not be delivered to the extent that the benefits of such Section 1110 were not, by reason of a change in law or governmental interpretation thereof, available to the Loan Trustee with respect to the Aircraft immediately prior to such substitution and (y) such opinion may contain qualifications of the tenor contained in the opinion of Debevoise & Plimpton delivered pursuant to Section 4(a) of the Participation Agreement on the Delivery Date. In the case of each Replacement Airframe and each Replacement Engine, if any, in which a security interest has been granted to the Loan Trustee under this Section 10, and each Replacement Engine, if any, in which a security interest has been granted to the Loan Trustee under this
Section 10, promptly upon the recordation of the Trust Agreement and Indenture Supplement covering such Replacement Airframe and Replacement Engines, if any, or such Replacement Engine pursuant to the Federal Aviation Act (or pursuant to the applicable laws of the jurisdiction in which such Replacement Airframe and Replacement Engines, if any, or such Replacement Engine, are registered in accordance with Section 7(a) of this Article), the Company will cause to be delivered to the Loan Trustee a favorable opinion of counsel to the Company as to the due recordation of such Trust Agreement and Indenture Supplement or other requisite documents or instruments and the validity and perfection of the security interest in the Replacement Airframe, Replacement Engines or Replacement Engine, as the case may be, granted to the Loan Trustee under this Indenture.

                      For all purposes hereof, upon grant of a security interest therein to the Loan Trustee, each Replacement Aircraft and the Replacement Engines, if any, shall be deemed part of the property secured hereunder; each such Replacement Airframe shall be deemed an "Airframe" as defined herein, and each such Replacement Engine shall be deemed an "Engine" as defined herein. Upon full compliance with the terms of the previous paragraph, the Loan Trustee shall execute and deliver to the Company an appropriate instrument releasing such replaced airframe and engines (if any) installed thereon at the time such Event of Loss occurred from the Lien of this Indenture and releasing the Purchase Agreement and the Purchase Agreement Assignment from the assignment and pledge hereunder.

                      (b) Event of Loss with Respect to an Engine. Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, the Company shall give the Loan Trustee prompt written notice thereof and shall, within 90 days after the occurrence of such Event of Loss, convey or cause to be conveyed to the Loan Trustee, as replacement for the Engine with respect to which such Event of Loss occurred, a security interest in and to a Replacement Engine free and clear of all Liens (other than Permitted Liens) and having a value and utility at least equal to, and being in as good operating condition as, the Engine with respect to which such Event of Loss occurred, assuming such Engine was of the value and utility and in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss. Prior to or at the time of any such conveyance, the Company, at its own expense, will (i) cause a Trust Agreement and Indenture Supplement substantially in the form of Exhibit C hereto or other requisite documents or instruments for such Replacement Engine to be delivered to the Loan Trustee for execution and, upon such execution, to be filed for recordation pursuant to the Federal Aviation Act or, if necessary, pursuant to the applicable laws of such jurisdiction other than the United States of America in which the Aircraft is or is to be registered in accordance with Section 7(a), as the case may be,
(ii) furnish the Loan Trustee with a certificate of an aircraft engineer or appraiser (who may be an employee of the Company) certifying that such Replacement Engine has a value and utility at least equal to, and is in as good operating condition as, the Engine so replaced, assuming such Engine was in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss and (iii) cause a financing statement or statements with respect to the Replacement Engine or other requisite documents or instruments to be filed in such place or places necessary or advisable in order to perfect the security interest in the Replacement Engine created by or pursuant to this Indenture or, if necessary or advisable, pursuant to the applicable laws of the jurisdiction in which the Aircraft is or is to be registered in accordance with Section 7(a), as the case may be, and (iv) furnish the Loan Trustee with such evidence of compliance with the insurance provisions of Section 11 of this Article with respect to such Replacement Engine as the Loan Trustee may reasonably request, (v) furnish the Loan Trustee with an opinion of the Company's counsel (which may be the Company's General Counsel) addressed to the Loan Trustee to the effect that such substituted property will be subjected to the Lien of this Indenture. Upon full compliance by the Company with the terms of this paragraph (b), the Loan Trustee will transfer to the Company, without recourse or warranty

(except as to the Trustee's Liens), all of Loan Trustee's right, title and interest in and to the Engine with respect to which such Event of Loss occurred, and Loan Trustee will assign to or as directed by the Company all claims of Loan Trustee against third Persons relating to such Engine arising from such Event of Loss. In addition, upon such transfer the Loan Trustee shall execute and deliver to the Company an appropriate instrument releasing such Engine from the Lien of this Indenture and releasing the Purchase Agreement and the Purchase Agreement Assignment (in respect of such Engine) from the assignment and pledge under this Indenture. For all purposes hereof, each such Replacement Engine shall, after such conveyance, be deemed part of the property secured hereunder and shall be deemed an "Engine" as defined herein.

                      (c) Application of Payments from Governmental Authorities for Requisition of Title or Use. Any payments (other than insurance proceeds the application of which is provided for in Section 11 of this Article) received at any time by the Loan Trustee or by the Company from any governmental authority or other Person with respect to an Event of Loss resulting from the condemnation, confiscation, theft or seizure of, or requisition of title to or use of, the Airframe or any Engine, other than a requisition for use by the United States government, or any other Government not constituting an Event of Loss, will be applied as follows:

                      (i) if such payments are received with respect to the Airframe or the Airframe and the Engines or engines installed on the Airframe that has been or is being replaced by the Company pursuant to Section 10(a) of this Article, such payments shall be paid over to, or retained by, the Loan Trustee, and upon completion of such replacement be paid over to, or retained by, the Company;

                      (ii) if such payments are received with respect to the Airframe or the Airframe and the Engines or engines installed on the Airframe that has not been and will not be replaced pursuant to
            Section 10(a) of this Article, such payments shall, after reimbursement of the Loan Trustee for costs and expenses, be applied in reduction of the Company's obligation to pay the amounts required to be paid by the Company pursuant to Section 10(a) of this Article, if not already paid by the Company, or, if already paid by the Company, shall be applied to reimburse the Company for its payment of such amounts, and the balance, if any, of such payments remaining thereafter shall be paid over to, and retained by, the Company; and

                      (iii) if such payments are received with respect to an Engine under circumstances contemplated by Section 10(b) of this Article, so much of such payments remaining after reimbursement of the Loan Trustee for costs and expenses shall be paid over to, or retained by, the Company; provided that the Company shall have fully performed the terms of Section 10(b) of this Article with respect to the Event of Loss for which such payments are made.

                      (d) Requisition for Use by the Government of the Airframe and the Engines Installed Thereon. In the event of the requisition for use by the United States government, or any other Government or government (including for this purpose any agency or instrumentality thereof), not constituting an Event of Loss, including, without limitation, pursuant to the Civil Reserve Air Fleet Program referred to in Section 7(b)(iv) of this Article of the Airframe and the Engines or engines installed on the Airframe, the Company shall promptly notify the Loan Trustee of such requisition and, except as otherwise provided in this Indenture, such requisition shall not constitute an Event of Loss and all of the Company's obligations under this Indenture with respect to the Aircraft shall continue to the same extent as if such requisition had not occurred unless or until such requisition shall constitute an Event of Loss. All payments received by the Loan Trustee or the Company from the Government or government for the use of the Airframe and Engines or engines prior to the occurrence of an Event of Loss shall be paid over to, or retained by, the Company.

                      (e) Requisition for Use by the Government of an Engine. In the event of the requisition for use by any Government (including for this purpose any agency or instrumentality thereof) of any Engine (but not the Airframe), the Company will replace such Engine hereunder by complying with the terms of Section 10(b) of this Article to the same extent as if an Event of Loss had occurred with respect to such Engine, and any payments received by the Loan Trustee or the Company from such Government with respect to such requisition shall be paid over to, or retained by, the Company.

                      (f) Application of Payments During Existence of Indenture Event of Default. Any amount referred to in clause (i), (ii) or
(iii) of Section 10(c), Section 10(d) or

Section 10(e) of this Article which is payable to the Company shall not be paid to the Company, or if it has been previously paid directly to the Company, shall not be retained by the Company, if at the time of such payment an Indenture Event of Default, or any Payment or Bankruptcy Default, shall have occurred and be continuing, but shall be paid to and held by the Loan Trustee as security for the obligations of the Company under this Indenture, and at such time as there shall not be continuing any such Indenture Event of Default or Indenture Default, such amount shall be paid to the Company, provided that, if any such amount has been so held by the Loan Trustee as security for more than 180 days after an Indenture Event of Default or Payment or Bankruptcy Default shall have occurred and during which period (x) the Loan Trustee shall not have been limited by operation of law or otherwise from exercising remedies hereunder and (y) the Loan Trustee shall not have commenced to exercise any remedy available to it under this Indenture, then such amount shall be paid to the Company.

                      Section 11. Insurance. (a) Public Liability and Property Damage Insurance. Subject to the rights of the Company to establish and maintain self-insurance with respect to public liability and property damage liability insurance for aircraft and engines (including the Aircraft and Engines) in the manner and to the extent specified in the next sentence, the Company will carry, or cause to be carried, at no expense to the Loan Trustee, the Pass Through Trustee or any Loan Participant public liability (including, without limitation, contractual liability and passenger legal liability) and property damage liability insurance (exclusive of manufacturer's product liability insurance) with respect to the Aircraft (i) in amounts which are not less than the public liability and property damage insurance applicable to similar aircraft and engines which comprise the Company's fleet on which the Company carries insurance, provided that such liability insurance shall not be less than the amount certified to the Original Loan Participants on the Delivery Date, (ii) of the type usually carried by corporations engaged in the same or similar business, similarly situated with the Company, and owning or operating similar aircraft and engines and covering risks of the kind customarily insured against by the Company, and (iii) which is maintained in effect with insurers of recognized responsibility. The Company may self-insure, by way of deductible or premium adjustment provisions in insurance policies, the risks required to be insured against pursuant to the preceding sentence, but in no case shall the self-insurance (including the self- insurance permitted by Section 11(b) of this Article) with respect to all of the aircraft and engines in the Company's fleet (including, without limitation, the Aircraft) exceed for any 12-month policy year the lesser of (x) 50% of the largest replacement value of any single aircraft in the Company's fleet or (y) 1-1/2% of the average aggregate insurable value (for the preceding year) of all aircraft (including, without limitation, the Aircraft) on which the Company carries insurance; provided that, in the event that there shall have occurred a material adverse change in the financial condition of the Company from such condition as is reflected in the consolidated financial statements of the Company at December 3l, 1982, then, upon not less than 30 days' written notice from the Loan Trustee to the Company, the Company will, until the Company's financial condition is on an overall basis equivalent to its financial condition at December 3l, 1982, reduce the self-insurance permitted hereunder to such reasonable amount as the Loan Trustee may require; provided further that a deductible per occurrence utilized to reduce handling that, in the case of the Aircraft, is not in excess of the amount customarily allowed as a deductible in the industry, shall be permitted in addition to the above-mentioned self-insurance. Any policies of insurance carried in accordance with this
Section 11(a) and any policies taken out in substitution or replacement for any of such policies (A) shall name the Loan Trustee and the Pass Through Trustee as additional insureds as their respective Interests may appear, (B) shall provide that in respect of the respective Interests of the Loan Trustee and of the Pass Through Trustee in such policies the insurance shall not be invalidated by any action or inaction of the Company and shall insure the Loan Trustee's and the Pass Through Trustee's Interests as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Company, (C) shall provide that, if such insurance is cancelled for any reason whatever, or any substantial change is made in the coverage which affects the coverage certified hereunder to the Loan Trustee or the Pass Through Trustee, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to the Loan Trustee or the Pass Through Trustee for 30 days (seven days, or such other period as is customarily obtainable in the industry, in the case of any war risk and allied perils coverage) after receipt by the Loan Trustee or by the Pass Through Trustee, respectively, of written notice from such insurers of such cancellation, change or lapse, (D) shall provide that neither the Loan Trustee nor the Pass Through Trustee shall have any obligation or liability for premiums, commissions, assessments or calls in connection with such insurance, (E) shall provide that the insurers shall waive
(i) any rights of set-off, counterclaim or any other deduction, whether by attachment or otherwise, which they may have against the Loan Trustee or the Pass Through Trustee and (ii) any rights of subrogation against the Loan Trustee or the Pass Through Trustee to the extent that the Company has waived its rights by its agreements to indemnify any such party pursuant to this Indenture or the Participation Agreement and that the exercise by such insurers of rights of subrogation derived from rights retained by the Company will not delay payment of any claims that would otherwise be payable but for the exercise of such rights of subrogation, (F) shall be primary without right of contribution from any other insurance which may be carried by the Loan Trustee or the Pass Through Trustee with respect to its Interest as such in the Aircraft and (G) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured. "Interests" as used in this
Section 11(a) and Section 11(b) of this Article with respect to any Person means the interests of such Person in its individual capacity, as the Loan Trustee or the Pass Through Trustee, as the case may be, in the transactions contemplated by this Indenture and the Participation Agreement. The Company shall arrange for appropriate certification that the requirements of this
Section 11(a) have been met to be made to the Loan Trustee (and the Loan Trustee may furnish such certificates to the Loan Participants) as soon as practicable by each insurer or its authorized representative with respect thereto, provided that all information contained therein shall be held confidential by the Loan Trustee and each Loan Participant and shall not be furnished or disclosed by them to anyone other than their bank examiners, auditors, accountants, agents and legal counsel and any Person with whom any Loan Participant is in good faith conducting negotiations relating to the possible transfer and sale of such Loan Participant's Equipment Notes, if such Person shall have entered into an agreement similar to that contained in this
Section 11(a) whereby such Person agrees to hold such information confidential, and except as may be required by an order of any court or administrative agency or by any statute, rule, regulation or order of any governmental authority. In the case of a lease or contract with any

Government in respect of the Aircraft or any Engine, or in the case of any requisition for use of the Aircraft or any Engine by any Government, a valid agreement to indemnify the Company against any of the risks which the Company is required hereunder to insure against by such Government shall be considered adequate insurance to the extent of the risks and in the amounts that are the subject of any such agreement to indemnify.

                      (b) Insurance Against Loss or Damage to Aircraft. Subject to the rights of the Company to establish and maintain self-insurance with respect to loss or damage to aircraft (including the Aircraft) in the manner and to the extent specified in the next sentence, the Company shall maintain, or cause to be maintained, in effect with insurers of recognized responsibility, at no expense to the Loan Trustee or the Pass Through Trustee, all-risk aircraft hull insurance covering the Aircraft and all-risk coverage with respect to any Engines or Parts while removed from the Aircraft (including, without limitation, war risk, political risk and allied perils insurance if and to the extent the same is maintained by the Company or any Permitted Air Carrier leasing the same with respect to other aircraft owned or operated by the Company or such Permitted Air Carrier, as the case may be, on the same routes) which is of the type and in substantially the amount usually carried by corporations engaged in the same or similar business and similarly situated with the Company; provided that (i) such insurance (including the permitted self- insurance) shall at all times while the Aircraft is subject to the Lien of this Indenture be for an amount not less than, at the date of the determination thereof, an amount equal to the Outstanding principal amount of the Equipment Notes plus six months interest thereon and (ii) such insurance need not cover an Engine while attached to an airframe not owned, leased or operated by the Company. The Company may self-insure, by way of deductible or premium adjustment provisions in insurance policies, the risks required to be insured against pursuant to the preceding sentence, but in no case shall the self-insurance (including the self- insurance permitted by Section 11(a) of this Article) with respect to all of the aircraft and engines in the Company's fleet (including, without limitation, the Aircraft) exceed for any 12-month policy year the lesser of (i) 50% of the largest replacement value of any single aircraft in the Company's fleet or (ii) l-l/2% of the average aggregate insurable value (for the preceding year) of all aircraft (including, without limitation, the Aircraft) on which the Company carries insurance; provided that, in the event that there shall have occurred a material adverse change in the financial condition of the Company from such condition as is reflected in the consolidated financial statements of the Company at December 31, 1982, then, upon not less than 30 days' written notice from the Loan Trustee to the Company, the Company will, until the Company's financial condition is on an overall basis equivalent to its financial condition at December 3l, 1982, reduce the self-insurance permitted hereunder to such reasonable amount as the Loan Trustee may require; provided, further, that a deductible per occurrence utilized to reduce handling that, in the case of the Aircraft, is not in excess of the amount customarily allowed as a deductible in the industry, shall be permitted in addition to the above-mentioned self-insurance. Any policies carried in accordance with this
Section 11(b) and any policies taken out in substitution or replacement for any such policies (A) shall provide that any loss in excess of $10,000,000, up to the amount of the Outstanding principal amount of the Equipment Notes plus accrued interest thereon, for any loss or damage to the Aircraft (or Engines) shall be paid to the Loan Trustee as long as this Indenture shall not have been discharged pursuant to the terms and conditions thereof, and that all other amounts shall be payable to the Company unless the insurer shall have received notice that an Indenture Event of Default or Payment or Bankruptcy Default exists, in which case all insurance proceeds up to amount equal to the Outstanding principal amount of the Equipment Notes plus accrued interest thereon payable by the Company shall be payable to the Loan Trustee, (B) shall provide that in respect of the respective interests of the Loan Trustee and the Pass Through Trustee in such policies the insurance shall not be invalidated by any action or inaction of the Company and shall insure the Loan Trustee's and the Pass Through Trustee's Interests, as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Company, (C) shall provide that, if such insurance is cancelled for any reason whatever, or any material change is made in the policy which affects the coverage certified hereunder to the Loan Trustee or the Pass Through Trustee, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to the Loan Trustee or the Pass Through Trustee for 30 days (seven days, or such other period as may from time to time be customarily obtainable in the industry, in the case of any war risk, political risk and allied perils coverage) after receipt by the Loan Trustee or the Pass Through Trustee, respectively, of written notice from such insurers of such cancellation, change or lapse, (D) shall provide that neither the Loan Trustee nor the Pass Through Trustee shall have any obligation or liability for premiums, commissions, assessments or calls in connection with such insurance, (E) shall provide that the insurers shall waive any rights of set-off, counterclaim or any other deduction, whether by attachment or otherwise, which they may have against the Loan Trustee or the Pass Through Trustee and shall be primary without right of contribution from any other insurance which may be carried by the Loan Trustee or the Pass Through Trustee with respect to its interests as such in the Aircraft and (F) shall provide that the insurers shall waive any rights of subrogation against the Loan Trustee and the Pass Through Trustee to the extent that the Company has waived its rights by its agreements to indemnify any such party pursuant to this Indenture or the Participation Agreement; provided, that the exercise by insurers of rights of subrogation derived from rights retained by the Company shall not, in any way, delay payment of a claim that would otherwise be paid by such insurers but for the existence of rights of subrogation derived from rights retained by the Company. The Company shall arrange for appropriate certification that the requirements of this Section 11(b) have been met to be made promptly to the Loan Trustee (and the Loan Trustee may furnish such certification to the Loan Participants) by each insurer or its authorized representative with respect thereto, provided that all information contained therein shall be held confidential by the Loan Trustee and each Loan participant and shall not be furnished or disclosed by them to anyone other than their bank examiners, auditors, accountants, agents and legal counsel and any Person with whom any Loan Participant is in good faith conducting negotiations relating to the possible transfer and sale of such Loan Participant's Equipment Notes if such Person shall have entered into an agreement similar to that contained in this Section 11(b) whereby such Person agrees to hold such information confidential, and except as may be required by an order of any court or administrative agency or by any statute, rule, regulation or order of any governmental authority. In the case of a lease or contract with any Government in respect of the Aircraft or any Engine, or in the case of any requisition for use of the Aircraft or any Engine by any Government, a valid agreement to indemnify the Company against any of the risks which the Company is required hereunder to insure against by such Government in any amount up to, at the date of determination thereof, an amout equal to the Outstanding principal amount of the Equipment Notes plus six months interest thereon from time to time shall be considered adequate insurance to the extent of the risks and in the amounts that are the subject of any such agreement to indemnify.

                      (c) Application of Insurance Payments. Between the Loan Trustee and the Company it is as agreed that all insurance payments received under policies required to be maintained by the Company hereunder, exclusive of any payments received in excess of the Outstanding principal amount of the Equipment Notes plus accrued interest thereon for the Aircraft from such policies, as the result of the occurrence of an Event of Loss with respect to the Airframe or an Engine will be applied as follows:

                      (x) if such payments are received with respect to the Airframe or the Airframe and any Engines or engines installed on the Airframe that has been or is being replaced by the Company as contemplated by Section 10(a) of this Article, such payments shall be paid over to, or retained by, the Loan Trustee, and upon completion of such replacement be paid over to, or retained by, the Company;

                      (y) if such payments are received with respect to the Airframe or the Airframe and any Engines or engines installed thereon that has not been and will not be replaced as contemplated by Section 10(a) of this Article, so much of such payments remaining after reimbursement of the Loan Trustee for costs and expenses as shall not exceed the Outstanding principal amount of the Equipment Notes plus accrued interest thereon required to be paid by the Company pursuant to Section 10(a) of this article shall be applied in reduction of the Company's obligation to pay such amount, if not already paid by the Company, or, if already paid by the Company, shall be applied to reimburse the Company for its payment of such amount, and the balance, if any, of such payment remaining thereafter will be paid over to, or retained by, the Company; and

                      (z) if such payments are received with respect to an Engine under the circumstances contemplated by Section 10(b) of this Article, so much of such payments remaining after reimbursement of the Loan Trustee for costs and expenses shall be paid over to, or retained by, the Company; provided that the Company shall have fully performed the terms of Section 10(b) of this Article with respect to the Event of Loss for which such payments are made.

                      As between the Loan Trustee and the Company the insurance payment of any property damage loss received under policies maintained by the Company in excess of the Outstanding principal amount of the Equipment Notes plus accrued interest thereon for the Aircraft shall be paid to the Company.

                      As between the Loan Trustee and the Company the insurance payments of any property damage loss received under policies required to be maintained hereunder not constituting an Event of Loss with respect to the Airframe or an Engine will be applied in payment (or to reimburse the Company) for repairs or for replacement property in accordance with the terms of Sections 7 and 8 of this Article, and any balance remaining after compliance with such Sections with respect to such loss shall be paid to the Company. Any amount referred to in the preceding sentence or in clause (x), (y) or (z) of the second preceding paragraph which is payable to the Company shall not be paid to the Company or, if it has been previously paid directly to the Company, shall not be retained by the Company, if at the time of such payment an Indenture Event of Default or Payment or Bankruptcy Default shall have occurred and be continuing, but shall be paid to and held by the Loan Trustee, as security for the obligations of the Company under this Indenture, and at such time as there shall not be continuing any such Indenture Event of Default or Payment or Bankruptcy Default, such amount shall be paid to the Company, provided that if any such amount has been so held by the Loan Trustee as security for more than 90 days after such event or Indenture Event of Default shall have occurred and during which period the Loan Trustee shall not have exercised any remedy available to it under Section 8 hereof, then such amount shall be paid to the Company, unless the Loan Trustee shall have been prohibited by operation of law or otherwise from exercising such remedies.

                      (d) Reports, Etc. Annually upon renewal of the Company's insurance coverage, the Company will furnish to the Loan Trustee (and the Loan Trustee may furnish such reports to the Loan Participants) a report signed by a firm of independent aircraft insurance brokers appointed by the Company, stating the opinion of such firm that the insurance then carried and maintained on the Aircraft complies with the terms hereof; provided that all information contained in such report shall be held confidential by the Loan Trustee and each Loan Participant and shall not be furnished or disclosed by them to anyone other than their accountants, agents and legal counsel and any Person with whom such Loan Participant is in good faith conducting negotiations relating to the possible transfer and sale of such Loan Participant's Equipment Notes if such Person shall have entered into an agreement similar to that contained in this Section 11(d) whereby such Person agrees to hold such information confidential, and except as may be required by an order of any court or administrative agency or by any statute, rule, regulation or order of any governmental authority. The Company will cause such firm to advise the Loan Trustee and the Pass Through Trustee in writing promptly of any default in the payment of any premium and of any other act or omission on the part of the Company of which such firm has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft. The Company will also cause such firm to advise the Loan Trustee and the Pass Through Trustee in writing as promptly as practicable after such firm acquires knowledge that an interruption or reduction of any insurance carried and maintained on the Aircraft pursuant to the provisions of this
Section 11 will occur.

                      (e) Insurance for Own Account. Nothing in this Section 11 shall limit or prohibit the Loan Trustee or the Company from obtaining insurance for its own account with respect to the Airframe or any Engine and any proceeds payable thereunder shall be payable as provided in the insurance policy relating thereto, provided that no such insurance may be obtained which would limit or otherwise adversely affect the coverage or amounts payable under insurance required to be maintained pursuant to this Section 11, it being understood that all salvage rights to the Airframe or such Engine shall remain with the Company's insurers at all times, and provided further, that the Loan Trustee may obtain hull insurance on the Aircraft only to the extent the procurement of such insurance does not have an adverse effect on the Company's ability or cost to obtain such insurance.

                      Section 12. Inspection. At all reasonable times so long as any Equipment Notes are outstanding, but upon at least 10 days' prior written notice to the Company, the Loan Trustee or its authorized representatives may at their own expense and risk (including, without limitation, any risk of personal injury or death) conduct a visual walk-around inspection of the Aircraft and any Engine and may inspect the books and records of the Company relating thereto; provided that (a) such representative shall be fully insured to the reasonable satisfaction of the Company at no cost to the Company with respect to any risks incurred in connection with any such inspection, (b) any such inspection shall be subject to the safety, security and workplace rules applicable at the location where such inspection is conducted and any applicable governmental rules or regulations and (c) in the case of an inspection during a maintenance visit, such inspection shall not in any respect interfere with the normal conduct of such maintenance visit or extend the time required for such maintenance visit. All information obtained in connection with any such inspection shall be held confidential by the Loan Trustee and each Loan Participant and shall not be furnished or disclosed by them to anyone other than their accountants, agents and legal counsel and any Person with whom any such Loan Participant is in good faith conducting negotiations relating to the possible transfer and sale of such Loan Participant's Equipment Notes or interest in the Aircraft if such Person shall have entered into an agreement similar to that contained in this Section 12 whereby such Person agrees to hold such information confidential, and except as may be required by an order of any court or administrative agency or by any statute, rule, regulation or order of any governmental authority. So long as any Equipment Notes remain Outstanding, upon Loan Trustee's request, the Company will notify the Loan Trustee of the next scheduled "heavy maintenance" check or "C" check to be conducted by the Company in respect of the Aircraft; provided that the Company shall have the right in its sole discretion to reschedule, or change the location of, any maintenance visit of which it shall have notified the Loan Trustee pursuant to this sentence, the Company hereby agreeing to use reasonable efforts to notify the Loan Trustee of any such rescheduling or change. The Loan Trustee shall not have any duty to make such inspection and shall not incur any liability or obligation by reason of not making any such inspection. No inspection pursuant to this Section 12 shall interfere with the use, operation or maintenance of the Aircraft or the normal conduct of the Company's business, and the Company shall not be required to undertake or incur any additional liabilities in connection therewith.

                      Section 17. Further Assurances; Financial Information. Forthwith upon the execution and delivery of each Trust Agreement and Indenture Supplement, the Company will cause such Trust Agreement and Indenture Supplement to be duly filed and recorded in accordance with the Federal Aviation Act. In addition, the Company and the Loan Trustee will promptly and duly execute and deliver to the other party hereto such further documents and assurances and take such further action as such other party may from time to time reasonably request in order to effectively carry out the intent and purpose of this Indenture, including, without limitation, if requested by the Loan Trustee, the execution and delivery of supplements or amendments hereto, in recordable form, subjecting to this Indenture any Replacement Airframe or Replacement Engine and the recording or filing of counterparts hereof or thereof, in accordance with the laws of such jurisdictions as the Loan Trustee may from time to time deem advisable; provided that this sentence is not intended to impose upon the Company any additional liabilities not otherwise contemplated by this Indenture. The Company also agrees to furnish the Loan Trustee (i) within 60 days after the end of each of the first three quarterly periods in each fiscal year of the Company, either (a) a consolidated balance sheet of the Company and its consolidated subsidiaries prepared by it as of the close of such period, together with the related consolidated statements of income for such period, certified by a Responsible Officer as presenting fairly, in accordance with generally accepted accounting principles, the information contained therein or
(b) a report of the Company on Form 10-Q in respect of such period filed with the Securities and Exchange Commission, provided such report contains the financial statements specified in clause (i)(a), (ii) within 120 days after the close of each fiscal year of the Company, either (a) a consolidated balance sheet of the Company and its consolidated subsidiaries as of the close of such fiscal year, together with the related consolidated statements of income for such fiscal year, as certified by independent public accountants, or (b) a report of the Company on Form 10-K in respect of such year filed with the Securities and Exchange Commission, provided such report contains the financial statements specified in (ii)(a), and (iii) within 120 days after the close of each fiscal year of the Company, a certificate of the Company, signed by a Responsible Officer to the effect that the signer has reviewed the relevant terms of this Indenture and has made, or caused to be made under his supervision, a review of the transactions and condition of the Company during the accounting period covered by the financial statements referred to in clause
(ii) above, and
that such review has not disclosed the existence during such accounting period, nor does the signer have knowledge of the existence as at the date of such certificate, of any condition or event which constitutes an Indenture Event of Default or which, after notice or lapse of time or both, would constitute an Indenture Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto.

                      Section 24.  Maintenance of Certain Engines.
Notwithstanding anything to the contrary contained herein, an aircraft engine which is not an Engine, but which is installed on the Airframe, shall be maintained in accordance with Section 7(a) of this Article.

                      Section 27. Company's Performance and Rights. Any obligation imposed on the Company pursuant to Sections 7, 8, 11, 12 and 24 of this Article shall require only that the Company perform or cause to be performed such obligation, even if stated herein as a direct obligation, and the performance of any such obligation by any permitted assignee, lessee or transferee under an assignment, lease or transfer agreement then in effect shall constitute performance by the Company and to the extent of such performance, discharge such obligation by the Company. Except as otherwise expressly provided herein, any right granted to the Company in this Indenture shall grant the Company the right to exercise such right or permit such right to be exercised by any such assignee, lessee or transferee; provided that no such assignee, lessee or transferee shall be permitted to exercise the self-insurance rights of the Company set forth in Section 11 of this Article. The inclusion of specific references to obligations or rights of any such assignee, lessee or transferee in certain provisions of this Indenture shall not in any way prevent or diminish the application of the provisions of the two sentences immediately preceding with respect to obligations or rights in respect of which specific reference to any such assignee, lessee or transferee has not been made in this Indenture.

                      Section 28. Statement of Intention. The Loan Trustee, the Company and the Owner Trustee acknowledge that the intent of the provisions contained in this Article 15 is, following the termination of the Lease pursuant to Section 9(e), 9(f) or 20(b) thereof, to provide for the Loan Trustee to have rights similar to those enjoyed by the Owner

Trustee under the Lease and for the Company to have rights similar to those enjoyed by it under the Lease. The Loan Trustee and the Company hereby agree that this Article 15 shall be construed and interpreted in a manner consistent with the intent expressed in this Section 28.

                      Section 29. Amendment of Exhibit to the Indenture. Each Equipment Note issued after the Relevant Date shall be issued in substantially the form set forth in Exhibit A to this Indenture as originally executed, provided that the following legend shall be affixed to each such Equipment
Note:

                      "Pursuant to Section 7.03 of the Trust Indenture and Security Agreement, American Airlines, Inc. has assumed all of the obligations of the Owner Trustee under the Trust Indenture and Security Agreement and this Equipment Note except such obligations as could necessarily be performed exclusively by an entity acting in the capacity of the Owner Trustee."

In lieu of issuing Equipment Notes with a legend as described in the immediately preceding sentence, at the option of the Loan Trustee or if requested by the Company, any Equipment Note issued after the Relevant Date shall be substantially in the form set forth in Exhibit D-1 to this Indenture.

                      Section 30. General. Effective as of the Relevant Date the Company assumes on a full recourse basis all of the duties and obligations of the Owner Trustee under this Indenture and the Equipment Notes and shall be entitled to all the rights and benefits of the Owner Trustee hereunder and thereunder, in each case to the extent provided for in this Indenture, and the Owner Trustee is, effective upon the Relevant Date, released from all duties, obligations and rights under this Indenture and the Equipment Notes (other than any obligations or liabilities of the Owner Trustee in its individual capacity incurred on or prior to the Relevant Date or arising out of or based upon events occurring on or prior to the Relevant Date, which obligations and liabilities shall remain the responsibility of the Owner Trustee).

                      The Company confirms and ratifies the security interest which the Owner Trustee granted to the Loan Trustee pursuant to the Granting Clause of this Indenture in all of the Owner Trustee's right, title and interest in the

Aircraft and its interest in the Purchase Agreement (to the extent assigned to the Owner Trustee pursuant to the Purchase Agreement Assignment) and the Company explicitly agrees that the Company is acquiring the Aircraft subject to such security interest, which shall remain in full force and effect until this Indenture is discharged in accordance with the terms hereof, and the Loan Trustee acknowledges that the Lease and the obligations of the Company hereunder as Company have been terminated, except as specifically provided for therein, and each of the Company and the Loan Trustee hereby agree that the Granting Clause hereof shall, subject always to the provisions of Section 28 of
Article 15 hereof, be deemed to have been modified mutatis mutandis.

                   -----------------------------------------

                      All provisions of the Indenture not specifically amended by operation of this Exhibit D shall remain in full force and effect.

                                           Exhibit D-1
                                           to Trust Indenture and
                                           Security Agreement


                     Form of (Installment)* Equipment Notes


No. _____________________________              $ _____________________________


                         1994 EQUIPMENT NOTES SERIES AA

                            AMERICAN AIRLINES, INC.,


                   Issued in connection with Aircraft N371AA


INTEREST RATE                      MATURITY DATE

    ----                           (       , 20  )*
                                       (----)**

                 AMERICAN AIRLINES, INC. (the "Company"), for value received,
hereby promises to pay to                   or registered assigns the principal
sum of                DOLLARS (in installments on each Installment Payment Date
as set forth on the reverse hereof with the final installment due and payable on the Maturity Date specified above)* (on the Maturity Date specified above)** and to pay interest (on the principal amount remaining unpaid from time to time)* (thereon)** at the rate per annum specified above, from May 26, 1994 or from the most recent date to which interest has been paid or duly provided for,
semi-annually, on May 26 and November 26 in each year, commencing             ,
        , until the principal hereof is paid or made available for payment (in full).* All amounts payable by the Company hereunder and under the Amended and Restated Trust Indenture and Security Agreement (AA 1994 PTC Series AA), dated as of May 26, 1994 (herein called the "Indenture", the defined terms therein not otherwise defined herein being used herein with the same meanings), by and between the Owner Trustee, and State Street Bank and Trust Company of Connecticut, National Association, as Loan

__________________

*        Include for Installment Equipment Notes only.

**       Include for all non-Installment Equipment Notes.


Trust Indenture  Exhibit D-1
trustee thereunder, shall be made only from the income and proceeds of the Indenture Estate. Each Loan Participant, by its acceptance of this Equipment Note, agrees that (a) it will look solely to the income and proceeds of the Indenture Estate for payment of such amounts, to the extent available for distribution to the Loan Participant as provided in the Indenture and (b) the Loan Trustee is not and shall not be personally liable to the Loan Participant for any amount payable hereunder or under the Indenture, except as provided in the Indenture in the case of the Loan Trustee for any liability under the Indenture.

                 The interest (or Installment Payment Amount)* so payable, and punctually paid or duly provided for, on, or within 5 days after, the applicable Interest Payment Date (or Installment Payment Date, as the case may be),* will, as provided in the Indenture, be paid to the Person in whose name this Equipment Note (or one or more predecessor Equipment Notes) is registered at the close of business on the Record Date for payment of such interest (or Installment Payment Amount),* which shall be the fifteenth day (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (or Installment Payment Date, as the case may be).* Any such interest (or Installment Payment Amount)* not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Loan Participant on such Record Date (or to the Person in whose name this Equipment Note is registered upon issuance) and may be paid to the Person in whose name this Equipment Note (or one or more predecessor Equipment Notes) is registered at the close of business on a Special Record Date for the payment of such (Defaulted Installment or)* Defaulted Interest to be fixed by the Loan Trustee, notice whereof shall be given to Loan Participants entitled thereto not less than 10 days prior to such Special Record Date, or may be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Equipment Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

__________________

*        Include for Installment Equipment Notes only.





Trust Indenture  Exhibit D-1

                 Payment of the principal of, premium, if any, and interest on this Equipment Notes will be made in immediately available funds at the principal corporate trust office of the Loan Trustee, or the office or agency maintained by the Loan Trustee for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest (and Installment Payment Amounts (other than that payable on the Maturity Date hereof))* may be made at the option of the Loan Trustee or the Paying Agent by check mailed to the address of the Loan Participant entitled thereto as such address shall appear on the Register.

                 This Equipment Notes shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless this Equipment Notes has been executed on behalf of the by the Company manual or facsimile signature of an authorized officer of the Company, and authenticated by the Loan Trustee by the manual signature of an authorized officer or signatory of the Loan Trustee, in each case as specified in Section 2.02 of the Indenture.

                 Reference is made to the Indenture and all supplements and amendments thereto (a copy of which is on file with the Loan Trustee at its principal corporate trust office) for a more complete statement of the terms and provisions thereof, including a statement of the properties thereby conveyed, pledged and assigned, the nature and extent of the security, the respective rights thereunder of the the Company, the Loan Trustee and the Loan Participants, and the terms upon which the Equipment Notes are, and are to be, executed and delivered, as well as for a statement of the terms and conditions of the trust created by the Indenture, to all of which terms and conditions in the Indenture each Loan Participant agrees by its acceptance of this Equipment Note.


__________________

*        Include for Installment Equipment Notes only.





Trust Indenture  Exhibit D-1

                 (On each Installment Payment Date, the Loan Participant will receive a payment of principal equal to the Installment Payment Percentage for such Installment Payment Date multiplied by the initial principal amount of this Equipment Note which is set forth above.

                 Installment                  Installment
                   Payment                      Payment
                    Date                      Percentage
                 ------------                 ----------

                 _____,______                 ________%

                 _____,______                 ________

                 _____,______                 ________

                 _____,______                 ________)*

                 As more fully provided in the Indenture, the Equipment Notes are subject to redemption, on not less than 25 nor more than 60 days' notice by mail, under the circumstances set forth in the Indenture, at a redemption price equal to the unpaid principal amount thereof, premium, if any, plus accrued interest thereon to the Redemption Date.

                 If an Indenture Event of Default shall occur and be continuing, the unpaid principal amount of the Equipment Notes may be declared due and payable in the manner and with the effect provided in the Indenture. Upon an Indenture Event of Default, the Loan Trustee may exercise one or more of the remedies provided in the Indenture. Such remedies include the right to repossess and use or operate the Aircraft and to sell or relet the Aircraft free and clear of the Company's rights and retain the proceeds.

__________________

*        Include for Installment Equipment Notes only.





Trust Indenture  Exhibit D-1

                 The right of the Loan Participant to institute action for any remedy under the Indenture, including the enforcement of payment of any amount due hereon, is subject to certain restrictions specified in the Indenture.

                 The Company and the Loan Trustee will be discharged from their respective obligations in respect of the Equipment Notes (except for certain matters, including obligations to register the transfer or exchange of Equipment Notes, replace stolen, lost or mutilated Equipment Notes, maintain paying agencies and hold moneys for payment in trust), and the Loan Trustee may thereupon cause the release of the Indenture Estate from the Lien of the Indenture, if (a) the Company deposits or causes to be deposited irrevocably with the Loan Trustee, in trust, money or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay principal of, premium, if any, and interest on the Outstanding Equipment Notes on the dates such payments are due in accordance with the terms of such Equipment Notes and (b) certain other conditions are satisfied, including the publication by the United States Internal Revenue Service of a ruling to the effect that the deposit and related defeasance would not cause the Loan Participants to recognize income, gain or loss for Federal income tax purposes.

                 As provided in the Indenture and subject to certain limitations therein set forth, this Equipment Note is transferable, and upon surrender of this Equipment Note for registration of transfer at the principal corporate trust office of the Registrar, or at the office or agency maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Loan Participant or its attorney duly authorized in writing, one or more new Equipment Notes of the same maturity and type and of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

__________________

*        Include for Installment Equipment Notes only.





Trust Indenture  Exhibit D-1

                 The Equipment Notes are issuable only as registered Equipment Notes. The Equipment Notes are issuable in denominations of $1,000 and integral multiples thereof except that one Equipment Note of each Maturity does not need to be an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Equipment Notes are exchangeable for an equal aggregate principal amount of Equipment Notes of the same type, having the same Maturity Date and of authorized denominations or transferable upon surrender of the Equipment Notes to be exchanged or transferred, upon presentation thereof for such purpose at the principal corporate trust office of the Registrar, or at any office or agency maintained for such purpose.

                 No service charge shall be made for any such registration of transfer or exchange, but the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                 Prior to due presentment for registration of transfer of this Equipment Note, the Loan Trustee, any Paying Agent, the Registrar and the Company may deem and treat the person in whose name this Equipment Notes is registered as the absolute owner hereof for the purpose of receiving payment of the principal of and interest on this Equipment Notes and for all other purposes whatsoever whether or not this Equipment Notes be overdue, and neither the Loan Trustee, any Paying Agent, the Registrar nor the Company shall be affected by notice to the contrary.





Trust Indenture  Exhibit D-1

                 AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THIS EQUIPMENT NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                 IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                    AMERICAN AIRLINES, INC.



                                    By
                                      Name:
                                      Title:


Issue Date:


                  LOAN TRUSTEE'S CERTIFICATE OF AUTHENTICATION


                 This is one of the Equipment Notes referred to in the within-mentioned Indenture.

                                                   STATE STREET BANK AND
                                                     TRUST COMPANY OF
                                                     CONNECTICUT,
                                                     NATIONAL ASSOCIATION,
                                                     as Loan Trustee


                                                   By
                                                     Authorized officer
                                                        or signatory





Trust Indenture  Exhibit D-1